Exhibit 4.4

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

THIS AMENDED AND RESTATED AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this “Agreement”) is made as of April 3, 2002, by and among THE ANALYTICA GROUP, LTD., a New Jersey corporation (“Analytica”), ACCENTIA, INC., a Florida corporation (“Accentia”), and THE ANALYTICA GROUP, INC., a Florida corporation and a wholly-owned subsidiary of Accentia (“Sub”), for the purpose of amending and restating that certain Agreement of Merger and Plan of Reorganization made as of October 12, 2001, as amended by that certain Amendment to Agreement of Merger and Plan of Reorganization made as of November 30, 2001 (collectively, the “Original Agreement”).

RECITALS:

A. Analytica, American Prescription Providers, Inc. (“APP”) and Analytica Acquisition Corp. were parties to the Original Agreement.

B. As provided for in the Original Agreement, APP created Accentia as its parent corporation.

C. On even date herewith, APP was merged into a wholly-owned subsidiary of Accentia and ceased to exist.

D. The parties agree that the Sub will be substituted in place of Analytica Acquisition Corp. to carry out the merger contemplated in the Original Agreement.

E. The parties hereto now desire to amend and restate the Original Agreement in order to modify the entities involved in the transactions contemplated in the Original Agreement.

F. The Board of Directors of Analytica and the respective Boards of Directors of the Analytica Entities have approved and deemed it fair, advisable and in the best interests of their respective stockholders to adopt and approve this Agreement and the transactions contemplated hereby, including the Merger as defined in Section 1.1 (collectively, the “Transactions”).

G. The Board of Directors of Analytica has determined to recommend this Agreement and the Transactions for approval and adoption by the Analytica stockholders (the “Analytica Stockholders”).

H. The Board of Directors of Sub and the Board of Directors of Accentia have approved, and deemed it fair, advisable and in the best interests of their respective stockholders to adopt and approve this Agreement and the Transactions.

I. The Analytica Stockholders, as listed on the signature page of this Agreement, hereby vote their shares of Analytica in favor of and in support of the Merger as provided herein.

J. The parties intend that this Agreement constitute a plan of reorganization within the meaning of Section 368 of the Code.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE 1—THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the FBCA and the NJBC A, at the Effective Time (as denned in Section 1.2} (a) Sub shall be merged with Analytica (the “Merger”) and the separate corporate existence of Analytica shall thereupon cease; and (b) Sub shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Florida. The Merger shall have the effects specified in the FBCA and the NJBCA, and as provided herein. Without limiting the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of Analytica, Analytica Entities and Sub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of Analytica, Analytica Entities and Sub shall become debts, liabilities and duties of the Surviving Corporation.

1.2 Effective Time. Subject to the terms and conditions of this Agreement, as soon as practicable after satisfaction or waiver of the conditions set forth in Article 6, Accentia, Sub and Analytica will cause Articles of Merger to be executed and filed on the Closing Date (or on such other date as Accentia, Sub and Analytica may agree) with the Secretary of State of Florida and the State of New Jersey as provided in the FBCA and the NJBCA. The Merger shall become effective at the time when the Articles of Merger are duly filed with the Secretary of State of Florida and the Secretary of State of New Jersey, or such later time as is agreed upon by the parties and specified in the Articles of Merger (such time, the “Effective Time”).

1.3 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. on April 3, 2002 (the “Closing Date”), at the offices of counsel to Accentia, unless another place is agreed to in writing by the parties hereto.

1.4 Directors and Officers.

1.4.1 Surviving Corporation. The directors and the officers of the Surviving Corporation shall be as follows, until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation (including that provided herein), or removal in accordance with applicable Law, the Articles of Incorporation and the By-Laws of the Surviving Corporation:

Directors:

R. Scott Jones

Francis E. O’Donnell, Jr., M.D.

Dennis L. Ryll, M.D.

Officers:

Chairman of the Board of Directors and CEO	R. Scott Jones
President	Steve Arikian, M.D.
Senior Vice President, Operations	John Doyle
Senior Vice President, Sales & Marketing	Julian Casciano
Secretary and Chief Financial Officer	David L. Redmond

1.5 Articles of Incorporation and By-Laws. The Articles of Incorporation and the By-Laws of Sub in effect at the Effective Time shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation, until amended, in accordance with applicable Law.

1.6 Incorporation of Recitals; Restated Agreement. The recital clauses set forth hereinabove are true and correct and are incorporated herein by this reference. The Original Agreement is hereby superceded and replaced in its entirety by this Agreement, and the Original Agreement shall hereafter have no further force and effect.

ARTICLE 2—CONVERSION OF SECURITIES

2.1 Merger Consideration.

2.1.1 Merger Consideration to be Paid at Effective Time. At the Effective Time, one hundred percent (100%) of the outstanding Capital Stock, options and stock rights of Analytica shall be exchanged for Twelve Million One Hundred Seventy Three Thousand, Nine Hundred and Thirteen Dollars ($12,173,913) (the “Merger Consideration”) to be paid as follows: (i) Three Million Six Hundred Fifty two Thousand One Hundred Seventy-Four Dollars ($3,652,174) shall be paid in cash at Closing; (ii) One Minion Two Hundred Seventeen Thousand Three Hundred and Ninety-One Dollars ($ 1,217,391) shall be paid by the delivery of convertible promissory notes issued by Accentia in the form of Exhibit 2.1.1(ii) (the “Note”); and (iii) Seven Million Three Hundred and Four Thousand Three Hundred Forty-Eight Dollars ($7,304,348) (the “Face Value”) shall be paid by the issuance of Accentia Series B Convertible Preferred Stock having the rights and terms as set forth in Exhibit 2.1.1(iii). Following the Effective Tune and the exchange of Merger Consideration, Accentia shall own one hundred percent (100%) of the issued and outstanding Capital Stock of Analytica, subject to no outstanding stock options or rights of any form or fashion, and the Analytica Stockholders listed on Schedule 2.1.1 (such Schedule 2.1.1 to be amended through the closing to reflect changes in Analytica Stockholders) shall own the Merger Consideration. Schedule 2.1.1 details the shares of Analytica Capital Stock owned by each stockholder and the designation of the Merger Consideration to be received by each Analytica Stockholder at the Effective Time.

2.1.2 Adjustment to Merger Consideration. During the Applicable 12-Month Period (or in the case of a down adjustment, only the Second Applicable 12-Month Period), the aggregate Face Value of the Accentia Series B Convertible Preferred Stock shall be adjusted in an amount equal to the true up adjustment (the “True Up Adjustment”). The aggregate Face Value of the Accentia Series B Convertible Preferred Stock issued at the Effective Time shall be automatically adjusted (up or down) by an amount equal to the True Up Adjustment. The True Up Adjustment shall be calculated in accordance with the following formula:

[(EBITDA of Analytica for the Applicable 12-Month Period less ($1,993,000)] x 6.11 = True Up Adjustment.

In calculating the True Up Adjustment, the EBITDA of Analytica shall be calculated by Accentia with advice and counsel from Accentia’s Certified Public Accountants in accordance with GAAP which shall be consistently applied. The EBITDA of the Analytica shall be burdened by its share of the Accentia overhead as reasonably determined by Accentia’s Certified Public Accountants. An Analytica expenditure shall be allowed for additional marketing and sales staffing up to a maximum of Two Hundred Thousand Dollars ($200,000) in the discretion of the CEO of Accentia, and such allowance (and the expenses of Analytica in connection with this Agreement and the Merger) shall not be treated as an expense of Analytica for purposes of computing the EBITDA for use in the True-Up Adjustment.

2.1.3 Cancellation of Analytica Treasury Stock. At the Effective Time, all shares of Analytica Capital Stock that are owned by Analytica as treasury stock shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

2.1.4 Stock Options. At the Effective Time, all options, warrants and other stock purchase or conversion rights of any description to purchase shares of Analytica Capital Stock and shares of capital stock of Analytica Entities, shall be terminated and shall not be an obligation of the Surviving Corporation or Accentia.

2.1.5 Fractional Shares. No fraction of a share of Accentia Series B Convertible Preferred Stock will be issued, but in lieu thereof each holder of Analytica Capital Stock who would otherwise be entitled to a fraction of a share of Accentia Series B Convertible Preferred Stock (after aggregating all fractional shares of Accentia Series B Convertible Preferred Stock be received by such holder) shall be entitled to receive from Accentia a whole share of Accentia Series B Convertible Preferred Stock.

2.2 Surrender of Certificates.

2.2.1 Exchange Agent. At or prior to the Effective Time, Accentia shall designate a bank or other fiduciary reasonably acceptable to Analytica to act, or Accentia shall act, as agent for the holders of Analytica Capital Stock in connection with the Merger (the “Exchange Agent”).

2.2.2 Accentia to Provide Convertible Preferred Stock. Promptly after the Effective Time, Accentia shall make available to the Exchange Agent for exchange in accordance with this Article 2, the shares of Accentia Series B Convertible Preferred Stock issuable pursuant to Section 2.1, as part of the Merger Consideration delivered in exchange for outstanding shares of Analytica Capital Stock.

2.2.3 Surrender Procedures. As used herein, the term “Certificate” means a stock certificate which immediately prior to the Effective Time represented outstanding Analytica Capital Stock. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate formerly representing shares of Analytica Capital Stock that were converted pursuant to Section 2.1 into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Accentia and Analytica may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Analytica Capital Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If issuance or delivery of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of issuance or delivery that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such issuance or delivery shall have paid any transfer and other taxes required by reason of the issuance or delivery of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 2.2.

2.2.4 Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of Analytica shall be closed and thereafter there shall be no further registration of transfers of Analytica Capital Stock on the records of Analytica. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law.

2.2.5 Termination of Agency; No Liability. At any time following two (2) months after the Effective Time, Accentia shall be entitled to require the Exchange Agent to deliver to it any shares of Accentia Series B Convertible Preferred Stock which had been made available to the Exchange Agent and which have not been distributed to holders of Certificates, and thereafter such holders shall be entitled to look to Accentia (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof, with respect to the Merger Consideration deliverable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither Accentia, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law (i.e., Accentia and the Surviving Corporation collectively shall be obligated to deliver the Merger Consideration for a particular share only once). Subject to such Laws, even after the delivery by the Exchange Agent to Accentia of any shares of Accentia Series B Convertible Preferred Stock not previously disbursed to Analytica Stockholders, Accentia shall continue to be obligated to deliver the Merger Consideration to any Stockholder surrendering a Certificate, and the Certificate shall then be canceled.

2.2.6 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed (in form and substance satisfactory to Accentia) and, if required by Accentia, the posting by such Person of a bond (in form, substance and amount satisfactory to Accentia) as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to Section 2.2(c).

2.3 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties agree that any tax due on account of receipt of any part of the Merger Consideration shall be the obligation of the Analytica Stockholders.

3 REPRESENTATIONS AND WARRANTIES OF ANALYTICA

Analytica represents and warrants to Accentia and Sub that:

3.1 Existence and Qualification. Each of Analytica and Analytica Entities (a) is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation; (b) has all corporate power and authority and all governmental licenses, permits, authorizations, consents and approvals to own and lease its properties and assets and to carry on its business as presently conducted; and (c) is duly qualified or licensed as a foreign corporation in, and is in good standing under the Laws of, each jurisdiction in which the nature or conduct of its business or the character or location of its properties or assets requires such qualification, except where the failure to be so qualified would not have and would not reasonably be expected to have a Material Adverse Effect.

3.2 Outstanding Capital Stock, Options and Stock Rights. Immediately before the Effective Time, Analytica and Analytica Entities shall have the shares of capital stock issued and outstanding as reflected on Schedule 3.2. Schedule 3.2 shall specify the name and tax identification number or social security number of each shareholder and the number of shares held of record by said shareholder and, except as specifically identified in Schedule 3.2, all shares of outstanding Analytica Capital Stock and capital stock of Analytica Entities are validly issued, duly paid and non-assessable. No shares of Analytica Capital Stock shall be issued or outstanding and there shall be no option or stock right of any form or nature to acquire any shares of Analytica Capital Stock, except as reflected in Schedule 3.2. At the Effective Time, Analytica and Analytica Entities shall have no outstanding options, warrants, convertible securities or other stock purchase rights of any nature or description. Schedule 3.2 lists each subsidiary of Analytica and Analytica Entities, specifying the state of incorporation, and each state where said subsidiary is qualified to do business. Each subsidiary listed on Schedule 3.2 shall be wholly owned by Analytica, and no other party shall own any shares or right to acquire any shares of the Capital Stock of any such subsidiary. No subsidiary listed on Schedule 3.2 shall have any outstanding option, warrant, conversion or other right to acquire shares of said subsidiary.

3.3 Authorization; Enforceability. Analytica has, subject to Required Stockholder Approval, full corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has, subject to Stockholder approval, been executed and delivered by a duly authorized officer of Analytica and constitutes the legal, valid and binding obligation of Analytica, enforceable against Analytica in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

3.4 No Breach or Violation. Analytica’s execution and delivery of this Agreement, its compliance with and fulfillment of the terms of this Agreement, and the consummation of the Transactions, do not and will not, with notice or passage of time or both, after giving effect to the approvals, consents and other actions described on Schedule 3.5 attached hereto (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default or event of default under, (iii) result in the creation of any Lien upon any of the capital stock, assets, properties or rights of Analytica and Analytica Entities pursuant to, (iv) give any person the right to accelerate any obligation under, or (v) result in a violation of, (a) any Law applicable to Analytica and Analytica Entities, (b) Analytica’s and Analytica Entities’ respective Certificates of Incorporation or Bylaws, (c) any material franchise, permit, license, authorization, concession, order, judgment, writ, injunction or decree to which Analytica and Analytica Entities are subject, or by which any of their respective assets, properties or rights are bound, or (d) any material lease, mortgage, indenture, deed of trust, trust agreement, note agreement or other agreement, contract, understanding or instrument to which Analytica and Analytica Entities are subject, or by which any of their respective assets, properties or rights are bound.

3.5 Approvals and Consents. Except for Required Stockholder Approval and except as set forth on Schedule 3.5 attached hereto, no consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any Governmental Authority or any other Person is required for Analytica’s execution and delivery of this Agreement, the performance of its obligations hereunder, or Analytica’s consummation of the Transactions. There are no existing agreements, options, commitments or rights with, of or to Analytica and Analytica Entities to acquire any of Analytica’s and Analytica Entities’ assets, properties or rights or any interest therein, except for contracts for the sale of inventory entered into by Analytica and Analytica Entities in the ordinary course of business.

3.6 Financial Statements.

3.6.1 Attached hereto as Schedule 3.6 are the audited Financial Statements as of and for the year ended December 31, 2000 and as of and for the nine (9) month period ended September 30, 2001 for Analytica and Analytica Entities (collectively, the “Analytica Financial Statements”). The Analytica Financial Statements, which shall be updated to include the closing of the month prior to the Effective Time, present fairly Analytica’s and Analytica Entities’ consolidated financial position as of the respective dates thereof and their respective consolidated results of operations for the respective fiscal periods then ended, in each case in accordance with Analytica’s and Analytica Entities’ past practice and in conformity with GAAP consistently applied during the periods involved, subject to the absence of year-end audit adjustments and footnotes in the case of the interim unaudited financial statements included therein.

3.6.2 Analytica has made and kept books, records and accounts in reasonable detail, which, to Analytica’s knowledge, accurately and fairly reflect in all material respects its and Analytica Entities’ activities and transactions and the purchase and disposition of any of their respective assets, taken as a whole. Except as otherwise disclosed in this Agreement and the schedules attached hereto, Analytica and Analytica Entities taken as a whole have not engaged in any material transaction that is not reflected in such books, records and accounts. Analytica has, in the exercise of its judgment, from time to time recorded and adjusted inter-company transactions and allocations of assets and liabilities between Analytica and Analytica Entities (the “Analytica Inter-Company Transactions, Allocations and Adjustments”). Analytica makes no representation or warranty concerning the Analytica Inter-Company Transactions, Allocations and Adjustments as reflected in the Analytica Financial Statements except that the impact thereof on the consolidated Analytica Financial Statements is zero.

3.6.3 No unrecorded funds or assets of Analytica and Analytica Entities have been established for any purpose; no accumulation or use of funds of Analytica and Analytica Entities has been made without being properly accounted for in the respective books and records of Analytica; all payments by or on behalf of Analytica and Analytica Entities have been duly and properly recorded and accounted for in Analytica’s books and records; no false or artificial entry has been made in the books and records of Analytica for any reason; no payment has been made by or on behalf of Analytica and Analytica Entities with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and Analytica and Analytica Entities have not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign, or any contribution, gift, bribe, rebate, payoff, influence payment or kickback, whether in cash, property or services, to any individual, corporation, partnership or other entity, to secure business or to pay for business secured.

3.7 Inventory. All inventory of Analytica and Analytica Entities (the “Inventory”) (a) was acquired by Analytica and Analytica Entities in the ordinary course of business, (b) is of good and merchantable quality and quantity and is usable or saleable within one hundred eighty (180) days after the Closing Date in the ordinary course of business, and (c) is not subject to any anticipated write-down or write-off for which appropriate reserves have not been included in the Analytica Financial Statements. The Inventory shown in the Analytica Financial Statements is valued at the lower of cost or market on a basis consistent with Analytica’s and Analytica Entities’ past practice. Analytica and Analytica Entities are not under any liability or obligation with respect to the return of any Inventory in the possession of any of their respective customers. Prior to the Effective Time, the Analytica Inventory shall be written down by the Analytica Board of Directors to the fullest extent advised and recommended by its independent accountants.

3.8 Accounts Receivable. All accounts receivable of Analytica and Analytica Entities (the “Accounts Receivable”) (a) arose from bona fide transactions in the ordinary course of business and (b) are considered collectible, net of the reserves for doubtful and uncollectible amounts and for returns and allowances shown in the Analytica Financial Statements, within one hundred eighty (180) days after the Closing Date in the ordinary course of business.

3.9 Insurance. The assets, properties and operations of Analytica and Analytica Entities are insured under one or more policies of general liability insurance. All such policies are in full force and effect in accordance with their respective terms. No notice of cancellation has been received by Analytica, Analytica Entities or any other responsible party, and there is no existing default or event, which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such insurance policies are, to Analytica’s knowledge, in adequate amounts, and all premiums on such insurance policies to date have been paid in full.

3.10 Material Contracts. To the best knowledge of Analytica, attached hereto as Schedule 3.10 is a true, complete and accurate list, categorized by subject matter, of all of the following contracts, agreements, arrangements, plans, leases and commitments (“Contracts”), whether written or oral, entered into by Analytica and Analytica Entities or by which Analytica and Analytica Entities are bound and which are part of the operation of Analytica and Analytica Entities:

3.10.1.1 All purchase orders and other Contracts for the purchase of goods or supplies which are for a term of more than three (3) months, or which involve or are reasonably expected to involve aggregate payments by Analytica and Analytica Entities of more than $25,000 during any fiscal year of Analytica and Analytica Entities, or which were entered into other than in the ordinary course of business;

3.10.1.2 All sales agreements and other sales orders (including sales by Analytica and Analytica Entities to any Governmental Authority) and other Contracts for the sale of goods or provision of services which are for a term of more than three (3) months, or which involve or are reasonably expected to involve aggregate payments to Analytica and Analytica Entities of more than $25,000 during any fiscal year of Analytica and Analytica Entities, or which were entered into other than in the ordinary course of business;

3.10.1.3 All Contracts with any officer, director, consultant or employee of Analytica and Analytica Entities;

3.10.1.4 All Contracts providing for the grant of equity interests, equity appreciation rights, bonuses, pensions, severance payments, deferred or incentive compensation, retirement payments, profit sharing, insurance or other benefit plan or program for any employees;

3.10.1.5 All Contracts for the construction or purchase or lease of real estate, improvements, equipment, and other items which under GAAP constitute capital expenditures or which involve or are reasonably expected to involve expenditures in the aggregate in excess of $5,000 during any fiscal year;

3.10.1.6 All Contracts relating to the rental or use of equipment, vehicles, other personal property or fixtures, or relating to the provision of services, which, involve or are reasonably expected to involve payment of rentals or sums in the aggregate in excess of $1,000 during any fiscal year;

3.10.1.7 All Contracts relating in any way to direct or indirect indebtedness for borrowed money or evidenced by a bond, debenture, note or other evidence of indebtedness (whether secured or unsecured) of or to Analytica and Analytica Entities, including, but not limited to, indebtedness by way of lease or installment purchase arrangement, guarantee, reimbursement obligations pertaining to letters of credit, repurchase agreements, purchase price discount obligations, other intercompany account agreements, or other undertakings on which others rely in extending credit, or otherwise, and all mortgages, pledges, conditional sales contracts, chattel and purchase money mortgages and other security arrangements with respect to any real estate, improvements, equipment, other personal property or fixtures in excess of $1,000;

3.10.1.8 All Contracts substantially limiting the freedom of Analytica and Analytica Entities to engage in or to compete in any line of business of Analytica and Analytica Entities, or with any person or in any geographical area in connection therewith, or to use or disclose any information relating to Analytica and Analytica Entities in their possession;

3.10.1.9 All license agreements, either as licensor or licensee, franchise agreements, either as franchisor or franchisee, and agreements pertaining to any website for the business, including all linking and hosting agreements;

3.10.1.10 All joint venture Contracts, whether or not involving a sharing of profits;

3.10.1.11 All Contracts with health maintenance organizations, insurance companies, third party administrators or payors, pharmacy providers, state and local governments, pharmaceutical manufacturers, and clinics and foundations;

3.10.1.12. All Contracts involving purchase price discounts in excess of $25,000 in any fiscal year of Analytica and Analytica Entities offered by Analytica and Analytica Entities based on purchase volume;

3.10.1.13 All Contracts which are presently expected to result in any loss upon completion or performance thereof;

3.10.1.14. All Contracts involving research and development efforts on behalf of Analytica and Analytica Entities;

3.10.1.15 All Contracts for any charitable or political contribution by Analytica and Analytica Entities in excess of $5,000;

3.10.1.16 All Contracts not made in the ordinary course of business; and

3.10.1.17 All other Contracts, except those which are (i) cancelable on 30 days or less notice without any penalty or other financial obligation or (ii) if not so cancelable, involve or are reasonably expected to involve aggregate payments by or to Analytica and Analytica Entities of $1,000 or less during any fiscal year of Analytica and Analytica Entities.

Except as set forth on Schedule 3.10, all Contracts required to be disclosed pursuant to this Section 3.10 are, in all material respects, valid, binding and in full force and effect, and neither Analytica and Analytica Entities, nor, to Analytica’s knowledge, any other party thereto, is in material breach or violation of, or default under, nor, to Analytica’s knowledge, is there any valid basis for such a claim of breach or violation of, or default under, the terms of any such Contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute, such a breach, violation or default by Analytica and Analytica Entities thereunder.

3.11 Employees. Analytica and Analytica Entities have complied in all material respects with all applicable Laws relating to employment, including, without limitation, the provisions thereof relating to wages, hours, equal opportunity, collective bargaining, age, pregnancy, disability, sex, race, national origin and other forms of unlawful discrimination, the WARN Act, and the payment or withholding of all salary and wages, employee benefits, deferred compensation, incentive compensation, holiday, vacation, and sick pay, unemployment compensation, workers’ compensation, withholding of taxes, FICA, FUTA or SUTA obligations, employee health or life insurance, hospitalization, savings, severance pay, disability, relocation, and similar obligations.

3.12 Absence of Certain Developments. Since September 30, 2001, and except as otherwise disclosed in the Analytica Financial Statements, this Agreement, or the schedules hereto, including Schedule 3.12, Analytica and Analytica Entities taken as a whole have not:

3.12.1 Incurred any liabilities, other than liabilities incurred in the ordinary course of business or related to the Transactions, or discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or would reasonably be expected to cause any material damage or risk of material loss;

3.12.2 Sold, assigned or transferred any assets or properties, or closed any operations, except for the sale of inventory and for the disposition of assets in the ordinary course of business which are worn-out, in need of substantial repair, or are obsolete and which do not have a market value in excess of $25,000 in the aggregate for all such assets and properties;

3.12.3 Created, incurred, assumed or guaranteed any indebtedness for borrowed money, or mortgaged, pledged or subjected any of its assets or properties to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever in an aggregate amount exceeding $25,000, other than in the ordinary course of business;

3.12.4 Made or suffered any material amendment or termination of any Contract to which it is a party or by which it is bound, or canceled, modified or waived any material debts or claims held by it or waived any rights of material value not in the ordinary course of business;

3.12.5 Suffered any damage, destruction or loss, whether or not covered by insurance, of any item or items carried on its books of account individually or in the aggregate at more than $50,000 or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utilities or other services required to conduct its operations;

3.12.6 Suffered any Material Adverse Effect not in the ordinary course of its business;

3.12.7 Received notice or obtained knowledge of any actual or threatened labor trouble, strike, union organizing efforts, or other occurrence, event or condition of any similar character;

3.12.8 Made any acquisition of substantial assets or any commitments or agreements for capital expenditures or capital additions or betterments exceeding $25,000 individually or in the aggregate, except such as may be involved in ordinary repair, maintenance or replacement of assets in the ordinary course of business;

3.12.9 Other than in the ordinary course of business consistent with past practices, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

3.12.10 Entered into or amended any Contract with any of its Affiliates;

3.12.11 Except in the ordinary course of business and consistent with past practice, or as permitted herein, made any distributions to its stockholders; or

3.12.12 Entered into any transaction other than in the ordinary course of business.

3.13 Undisclosed Liabilities. Analytica and Analytica Entities taken as a whole do not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with Analytica’s and Analytica Entities’ conduct of their businesses, and, to Analytical knowledge, there is no basis for any claim against Analytica and Analytica Entities for any such material liability or obligation, except (i) to the extent specifically described in this Agreement or disclosed in the schedules hereto, (ii) to the extent fully reflected or reserved against in the Analytica Financial Statements, (iii) for liabilities and obligations arising or incurred in the ordinary course of business under any Contract disclosed on Schedule 3.10 or not required to be disclosed because of the term or amount involved, and (iv) for liabilities and obligations arising or incurred in the ordinary course of business which will be paid or discharged prior to the due date thereof or at the Closing. At the Effective Time, to the best knowledge of Analytica, Analytica and Analytica Entities taken as a whole shall have no liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with Analytica’s and Analytica Entities’ conduct of their businesses, and, to Analytica’s knowledge, there is no basis for any claim against Analytica and Analytica Entities for any such material liability or obligation, except as disclosed on Schedule 3.13.

3.14 Tax Matters. Other than as set forth on Schedule 3.14 hereto, (a) all tax returns that Analytica and Analytica Entities were or are required to file on or prior to the Closing Date have been duly filed on a timely basis and all taxes thereon have been timely paid; (b) all tax returns that Analytica and Analytica Entities are or will be required to file after the Closing Date, with respect to periods prior to the Closing Date, will be timely filed and all taxes reflected thereon will be timely paid; (c) none of Analytica’s and Analytica Entities’ assets is subject to any Lien (other than a Permitted Lien) for payment of any unpaid taxes or levy proceedings; (d) all taxes which Analytica and Analytica Entities are or were required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper taxing authorities to the extent due and payable; (e) Analytica and Analytica Entities are not parties to any Contract that would require it to make any payment that would constitute an “excess parachute payment” for purposes of Sections 280G and 4999 of the Code; (f) neither Analytica nor Analytica Entities is a “foreign person” as such term is defined in the Code; (g) Analytica and Analytica Entities do not have any express or implied obligation (including, but not limited to, an indemnification obligation) with respect to the payment of taxes for any person other than Analytica and Analytica Entities; and (h) Analytica and Analytica Entities have not received any notice of any additional assessments since the date of any tax return nor has Analytica and Analytica Entities received any notice of any audit or review of such tax returns.

3.15 Real Property. Analytica and Analytica Entities own no real property. The only real property leased by Analytica and Analytica Entities is the Analytica New York Facility. Set forth on Schedule 3.15 is a description of the Analytica New York Facility, including (i) the name of the lessor, (ii) a description of the property leased, including estimated total square footage, the lease rate and term, and (iii) whether such premises are currently being used for the operation of Analytica. Except as set forth on Schedule 3.15, (i) the lease for the Analytica New York Facility is in full force and effect and is valid, binding and enforceable in accordance with its terms, (ii) all accrued and currently payable rents and other payments required by such lease have been paid, (iii) Analytica and each other party thereto have complied with all covenants and provisions of such lease in all material respects, (iv) neither Analytica nor any other party is in default in any material respect under such lease, (v) no party has asserted any defense, set off, or counter claim thereunder, (vi) no waiver, indulgence or postponement of any obligations thereunder has been granted by any party, and (vii) the validity or enforceability of such lease will be in no way affected by the Merger and the Transactions.

3.16 Title to and Condition of Purchased Assets; Necessary Property.

3.16.1 Set forth on Schedule 3.16.1 is a true, correct, and complete list of all Liens on the assets of Analytica and Analytica Entities as of the Effective Time. No person other than Analytica and Analytica Entities owns, leases or has any right, title or interest in and to any Analytica and Analytica Entities assets.

3.16.2 Analytica’s and Analytica Entities’ tangible property is in good working order and repair, reasonable wear and tear excepted, has been maintained and repaired on a regular basis so as to preserve its utility and value, is usable in the ordinary course of business, and conforms in all material respects to all applicable Laws relating to its construction, use and operation.

3.16.3 Except as disclosed in Schedule 3,16.3, Analytica’s assets constitute all of the assets and properties, whether real or personal, tangible or intangible, or owned, leased, or licensed, that are used or useful in the conduct of Analytica’s and Analytica Entities’ businesses in the manner and to the extent presently conducted by Analytica and Analytica Entities. No other asset or property, whether real or personal, tangible or intangible, or owned, leased, or licensed, is required for the conduct of the Analytica and Analytica Entities businesses in the manner and to the extent presently conducted by Analytica and Analytica Entities.

3.17 Intellectual Property. Analytica’s assets include all intellectual property and proprietary rights used by Analytica and Analytica Entities in the operation of the Analytica and Analytica Entities businesses (the “Intellectual Property”). Analytica owns or licenses the use of the Intellectual Property listed in Schedule 3.17. All of Analytica’s licenses to use any Intellectual Property are legal, valid and binding and are enforceable in accordance with their respective terms. There are no material royalties, fees or other amounts payable by Analytica and Analytica Entities to any person by reason of Analytica’s and Analytica Entities’ use of any licensed Intellectual Property, and Analytica and Analytica Entities have timely paid all such royalties, fees and other amounts as they have become due. To Analytica’s knowledge, there is no infringement by any person upon any Intellectual Property owned by Analytica. No charge or claim has been made or, to Analytica’s knowledge, threatened, challenging Analytica’s ownership or right to use any Intellectual Property or charging Analytica and Analytica Entities with infringement of any other person’s rights with respect to any Intellectual Property. No present or former employee of Analytica and Analytica Entities or any other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property. Analytica and Analytica Entities have not granted any license or other right to use, and has not made any assignment of its rights to, any Intellectual Property to any other person.

3.18 Licenses and Permits. Analytica and Analytica Entities possess all licenses, permits, consents, concessions and other authorizations of governmental authorities that are required to own Analytica’s and Analytica Entities’ assets, to sell and service any inventory of Analytica and Analytica Entities, or to otherwise conduct the Analytica and Analytica Entities businesses as presently conducted. Schedule 3.18 hereto sets forth a list of each such license, permit, consent, concession or other authorization so possessed. To Analytica’s knowledge, nothing contemplated in the transaction described herein will cause any of the licenses, permits, consents, concessions and other authorizations to be revoked by any such Governmental Authority.

3.19 Environmental Matters.

3.19.1 At all times prior to the Effective Time, Analytica and Analytica Entities have complied and at the commencement of the Effective Time will be in compliance, in all material respects, with all Environmental Laws, and Analytica and Analytica Entities have not received any notice, report, or information (including information that any litigation, investigation or administrative or other proceedings of any kind are pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory, or remedial obligations, arising under Environmental Laws. For the purposes of this Agreement, the term “Environmental Laws” means all present governmental requirements relating to the discharge or release of air pollutants, water pollutants, process waste water, petroleum products or hazardous substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Occupational Safety and Health Act of 1970, as amended, the Federal Resource Conservation and Recovery Act, as amended, the Federal Clean Water Act, as amended, the Toxic Substances Control Act, as amended, the Federal Clean Air Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, and any and all other comparable state or local Laws relating to public health and safety or work health and safety.

3.19.2 No Hazardous Substances have been, or are currently, located at, in, or under or emanating from the Analytica and Analytica Entities assets in a manner which (i) violates any applicable Environmental Laws, or (ii) requires response, remedial, corrective action or cleanup of any kind under any applicable Environmental Law. For purposes of this Agreement, the term “Hazardous Substances” has the meaning set forth in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, in the Federal Resource Conservation and Recovery Act, as amended, and applicable state Laws, and shall also expressly include petroleum, crude oil and any fraction thereof.

3.20 Corporate Documents, Books and Records. The books, records and accounts of Analytica accurately and fairly reflect in all material respects the transactions and the assets and liabilities of Analytica and Analytica Entities taken as a whole. Analytica and Analytica Entities taken as a whole have not engaged in any transaction with respect to the Analytica and Analytica Entities businesses, maintained any bank account for the Analytica and Analytica Entities businesses, or used any of the funds of Analytica and Analytica Entities in the conduct of the Analytica and Analytica Entities businesses, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Analytica.

3.21 Compliance with Law. Analytica and Analytica Entities are not in default under, or in violation of, nor has Analytica and Analytica Entities violated any Law (including, without limitation, Laws relating to the issuance or sale of securities, anti-trust, restraint of trade, or occupational safety, or any Law or any activities which are prohibited under federal Medicare and Medicaid statutes (including 42 U.S.C. §1320a-7, 1320a-7a, and 1320a-7b), the Federal False Claims Act (31 U.S.C. §3729 et seq.), statutes regarding physician self-referrals (42 U.S.C. §1395nn and 1396b(s)), and the Federal Controlled Substances Act (21 U.S.C. §801 et seq.), or the regulations promulgated pursuant to such statutes or related federal, state or local statutes or regulations), or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any Governmental Authority applicable to Analytica and Analytica Entities. No investigation or review by any Governmental Authority under any Laws with respect to Analytica and Analytica Entities is pending or, to Analytica’s knowledge, threatened.

3.22 Litigation. Except as set forth in Schedule 3.22 hereto, there is no material litigation, suit, claim, action, proceeding or investigation pending or, to Analytica’s knowledge, threatened by or against Analytica and Analytica Entities, whether at law or in equity, before any Governmental Authority or instrumentality or before any arbitrator of any kind. Except as set forth in Schedule 3.22, Analytica and Analytica Entities have not been a party to any litigation, suit, claim, action, proceeding or investigation during the past two years. Except as set forth in Schedule 3.22, Analytica and Analytica Entities are not a party or subject to any judgment, order, writ, injunction or decree.

3.23 Indebtedness to and from Employees. Except as set forth in Schedule 3.23 hereto, Analytica and Analytica Entities are not indebted to any employee except for amounts due as normal salaries, wages, or reimbursement of ordinary business expenses, and no employee is indebted to Analytica and Analytica Entities.

3.24 Labor Agreements and Employee Relations. Analytica and Analytica Entities are not a party to any collective bargaining or similar agreement covering any of its employees. No labor organization or group of employees of Analytica and Analytica Entities has made a demand for recognition, has filed a petition seeking a representation proceeding, or given Analytica and Analytica Entities notice of any intention to hold an election of a collective bargaining representative. Analytica and Analytica Entities have not suffered any strike, slowdown, picketing or work stoppage by any group of employees affecting Analytica’s and Analytica Entities’ businesses.

3.25 Brokers’ Fees. Except as otherwise disclosed on Schedule 3.25, neither Analytica, Analytica Entities nor any person on Analytica’s and Analytica Entities’ behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder’s fee, commission or other payment with respect to the transactions contemplated by this Agreement.

3.26 All Material Information. No representation or warranty made by Analytica in this Agreement, including the attached schedules, and no statement contained in any certificate or other instrument furnished to Accentia as required herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statement therein not misleading.

3.27 Employee Benefit Plans. Except as set forth on Schedule 3.27:

3.27.1 Analytica and Analytica Entities do not, and do not have any obligation to, maintain or contribute to any Employee Benefit Plan.

3.27.2 No event has occurred, and to Analytica’s knowledge, there exists no condition or circumstances, in connection with which Accentia or the Surviving Corporation could be subject to any liability under the terms of any Employee Benefit Plan of Analytica and Analytica Entities, ERISA, or the Code or any other applicable law with respect to any Employee Benefit Plan, which would have a Material Adverse Effect on the Analytica and Analytica Entities businesses.

3.27.3 The execution, delivery and performance of this Agreement will not result in any (i) increase in the compensation or benefits otherwise payable under any Employee Benefit Plan of Analytica and Analytica Entities or pursuant to any agreement with respect to any employee of Analytica and Analytica Entities; (ii) acceleration of the time of payment or vesting of any such compensation or benefits due to any employee of Analytica and Analytica Entities; or (iii) renew or extend the term of any agreement regarding compensation of an employee of Analytica and Analytica Entities, which in the case of (i), (ii) or (iii) above, would create any liability to Accentia or the Surviving Corporation after the Closing Date. No payment or benefit that may be made by Analytica and Analytica Entities with respect to any employee of Analytica and Analytica Entities will be classified as an “excess parachute payment” within the meaning of Section 280G of the Code.

3.28 Benefit Claims. Except for benefits accrued or accruing in accordance with the terms of any Employee Benefit Plan, Analytica and Analytica Entities have no liability for any benefit which has been or could be claimed as a result of any event occurring prior to the Closing under any Employee Benefit Plan or any workers’ compensation or similar Law (i) which is not fully covered by insurance, or (ii) if not so insured, for which Analytica has not established an adequate reserve in the Analytica Financial Statements.

3.29 Medicare and Medicaid; Reimbursement by Payors; Related Legislation and Regulations.

3.29.1 Schedule 3.29.1 contains a list of those jurisdictions in which Analytica and Analytica Entities are licensed under Medicare or Medicaid. Except as set forth on Schedule 3.29.1, Analytica and Analytica Entities have not received any notice of investigation, evaluation, or suspension of any such licenses, permits, orders, approvals or authorizations. To Analytica’s knowledge, no suspension or cancellation of any such licenses, permits, orders, approvals and authorizations has been threatened or is contemplated.

3.29.2 Schedule 3.29.2 contains a list of all Medicare and Medicaid provider numbers assigned to Analytica and Analytica Entities and other documents evidencing such participation.

3.29.3 Except as set forth in Schedule 3.29.3, Analytica and Analytica Entities have not received notice of any offsets against future reimbursements under or pursuant to the Medicare or Medicaid programs (the “Programs”) and, to Analytica’s knowledge, no factual basis for any such offsets exists. Except as set forth in Schedule 3.29.3, there are no pending appeals, adjustments, challenges, audits, litigation and notices of intent to recoup past or present reimbursements with respect to the Programs. Except as set forth in Schedule 3.29.3, Analytica and Analytica Entities have not been subject to, or threatened with, loss or waiver of liability for utilization review denials with respect to the Programs during the past twelve (12) months, nor has Analytica and Analytica Entities received notice of any pending, threatened or possible de-certification, or audit, offset, other action or other loss of participation in any of the Programs. Except as set forth in Schedule 3.29.3, to Analytica’s knowledge, no validity review or program integrity review related to Analytica and Analytica Entities has been conducted by any Governmental Authority in connection with the Programs and no such review, audit or audit assessment is scheduled, pending or threatened against Analytica and Analytica Entities, their businesses or assets.

3.29.4 Except as set forth in Schedule 3.29.4, (i) Analytica and Analytica Entities have not failed to file cost reports or other documentation or reports, if any, in connection with applicable contractual provisions and/or laws, regulations and rules, and (ii) there are no claims (including notices of any offsets against future reimbursements) pending or, to Analytica’s knowledge, threatened or scheduled before any person, including without limitation any intermediary, carrier, the Health Care Financing Administration, or any other state or federal agency with respect to Medicare or Medicaid claims filed by Analytica and Analytica Entities, or program compliance matters, in either case (i.e., clause (i) or clause (ii)) which would result in a Material Adverse Effect. Analytica has delivered to Accentia accurate and complete copies of any claims, actions, inquiries or other correspondence or appeals listed in Schedule 3.29.4.

3.29.5 Analytica and Analytica Entities deliver goods and services, charge rates and bills for services, which are in all material respects legal and proper. Analytica and Analytica Entities, in all material respects, properly pay any appropriate refunds and bills and use all reasonable efforts to collect deductibles and co-payment amounts and apply all payments received. Analytica and Analytica Entities have not engaged in any activities in connection with their businesses which are prohibited under, and has complied in all material respects with, the Controlled Substances Act, 21 U.S.C. Section 801 et seq., all legislation relating to the Programs and regulations promulgated pursuant to such statutes and any related state or local statutes or regulations concerning the dispensing and sale of controlled substances and the provision of healthcare products and service to the general public. Analytica and Analytica Entities have complied in all material respects with all substantive laws and regulations pertaining to the return of pharmaceutical products.

3.30 Subsidiaries. Schedule 3.30 sets forth the name and jurisdiction of incorporation or formation of each subsidiary of Analytica. Each of the representations and warranties made by Analytica in this Agreement are made with respect to Analytica including its Subsidiaries and Analytica Entities.

ARTICLE 3A—REPRESENTATIONS AND WARRANTIES OF ANALYTICA

STOCKHOLDERS

Each of the Analytica Stockholders (each, a “Stockholder”) represents and warrants to Accentia and Sub as follows:

3A.1 Purchase Entirely for Own Account. This Agreement is made in reliance upon Stockholder’s representation to Accentia and Sub, which by Stockholder’s execution of this Agreement Stockholder hereby confirms, that the shares of Accentia Series B Convertible Preferred Stock and the shares of Accentia Common Stock to be issued upon conversion of the Note and the Accentia Series B Convertible Preferred Stock will be acquired for investment for Stockholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Stockholder further represents that Stockholder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to any shares of Accentia Series B Convertible Preferred Stock and any shares of Accentia Common Stock to be received at conversion of the Note or the Accentia Series B Convertible Preferred Stock, except as otherwise registered, to be received by Stockholder pursuant to this Agreement. Stockholder represents that it has the full power and authority to enter into this Agreement.

3A.2 Investment Experience. Stockholder represents that he can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Accentia Series B Convertible Preferred Stock and the shares of Accentia Common Stock to be received upon conversion of the Note and the Accentia Series B Convertible Preferred Stock. If other than an individual, Stockholder also represents it has not been organized solely for the purpose of acquiring the shares of Accentia Series B Convertible Preferred Stock or Note to be received pursuant to this Agreement, or if Stockholder has been organized solely for such purpose, that all of the equity owners of Stockholder are “accredited investors” as defined below.

3A.3 Accredited Investor. Stockholder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect. A copy of Rule 501 is attached to this Agreement as Exhibit “3A.3.”

3A.4 Receipt of Information. Stockholder has received and reviewed this Agreement and all exhibits and schedules thereto; he, his attorney and his accountant have had access to, and an opportunity to review all documents and other materials requested of Accentia and Sub; he and they have been given an opportunity to ask any and all questions of, and receive answers from, Accentia and Sub and to obtain all information he or they believe necessary or appropriate to evaluate the suitability of an investment in the shares of Accentia Common Stock.

3A.5 Restricted Securities. Stockholder understands that the shares of Accentia Series B Convertible Preferred Stock and the shares of Accentia Common Stock to be received at conversion of the Note or the Accentia Series B Convertible Preferred Stock, except if subsequently registered, he is acquiring are characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from Accentia in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, Stockholder represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stockholders understand and agree that the shares of Accentia Preferred Stock and Common Stock shall not be assignable or transferable by them except by operation of law.

3A.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above. Stockholder further agrees not to make any disposition of all or any portion of the shares of Accentia Series B Convertible Preferred Stock or Accentia Common Stock to be received at conversion acquired pursuant to this Agreement unless:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) Stockholder shall have notified Accentia of the proposed disposition and shall have furnished Accentia with a statement of the circumstances surrounding the proposed disposition, and if requested by Accentia, Stockholder shall have furnished Accentia with either (i) an unqualified written opinion of counsel who shall be reasonably satisfactory to Accentia, addressed to Accentia and reasonably satisfactory in form and substance to Accentia’s counsel, to the effect that the proposed transfer may be effected without registration under the Securities Act or (ii) a “No Action” letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon Stockholder shall be entitled to transfer such shares in accordance with the terms of the notice delivered by Stockholder to Accentia.

3A.7 Legends. It is understood that the certificates evidencing the shares of Accentia Series B Convertible Preferred Stock and Accentia Common Stock to be received at conversion, except if subsequently registered, that Stockholder is acquiring, may bear one or all of the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO ACCENTIA THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

(b) Any legend required by the laws of the State of Florida, including any legend required by the FBCA.

ARTICLE 4—REPRESENTATIONS AND WARRANTIES OF ACCENTIA AND SUB

Accentia and Sub, jointly and severally, represent and warrant to Analytica that:

4.1 Organization of Accentia and Sub. Each of Accentia and Sub (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (b) has all corporate power and authority and all governmental licenses, permits, authorizations, consents and approvals to own and lease its properties and assets and to carry on its business as presently conducted; and (c) is duly qualified as a foreign corporation in, and is in good standing under the laws of each jurisdiction in which the nature or conduct of its business or the character or location of its properties or assets requires such qualification, except where the failure to be so qualified would not have and would not reasonably be expected to have a Material Adverse Effect. Immediately before the Effective Time, Accentia shall have the shares of Capital Stock issued and outstanding as reflected on Schedule 4.1 and, except as specifically identified in Schedule 4.1, all shares of outstanding Accentia Capital Stock are validly issued, duly paid and non-assessable. No shares of Capital Stock shall be issued of outstanding and there shall be no option or stock right of any form or nature to acquire shares of Capital Stock of Accentia, except as reflected on Schedule 4.1.

4.2 Authorization; Enforceability. Each of Accentia and Sub has full corporate power and authority to enter into this Agreement, to consummate the Transactions, and to perform its obligations hereunder. This Agreement has been executed and delivered by a duly authorized officer of Accentia and of Sub and constitutes a legal, valid and binding obligation of Accentia and Sub, enforceable against Accentia and Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

4.3 Approvals and Consents. Except for Required Stockholder Approval and except as set forth on Schedule 4.3 attached hereto, no consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any Governmental Authority or any other Person is required for Accentia’s execution and delivery of this Agreement, the performance of its obligations hereunder, or Accentia’s consummation of the Transactions. There are no existing agreements, options, commitments or rights with, of or to Accentia to acquire any of Accentia’s assets, properties or rights or any interest therein, except for contracts for the sale of inventory entered into by Accentia in the ordinary course of business.

4.4 Financial Statements.

4.4.1 Attached hereto as Schedule 4.4.1 is the unaudited balance sheet of Accentia as of April 1, 2001 (the “Accentia Financial Statements”). The Accentia Financial Statements, which shall be updated to include the closing of the month prior to the Effective Time, present fairly Accentia’s financial position as of the date thereof in accordance with Accentia’s past practice and in conformity with GAAP consistentlyapplied during the periods involved.

4.4.2 Accentia has made and kept books, records and accounts in reasonable detail, which, to Accentia’s knowledge, accurately and fairly reflect in all material respects its activities and transactions and the purchase and disposition of any of its assets. Except as otherwise disclosed in this Agreement and the schedules attached hereto, Accentia has not engaged in any material transaction that is not reflected in such books, records and accounts. Accentia has, in the exercise of its judgment, from time to time recorded and adjusted inter-company transactions and allocations of assets and liabilities between Accentia and its various wholly-owned Subsidiaries and operating divisions (the “Accentia Inter-Company Transactions, Allocations and Adjustments”). Accentia makes no representation or warranty concerning the Accentia Inter-Company Transactions, Allocations and Adjustments as reflected in the Accentia Financial Statements except that the impact thereof on the consolidated Accentia Financial Statements is zero.

4.4.3 No unrecorded funds or assets of Accentia have been established for any purpose; no accumulation or use of funds of Accentia has been made without being properly accounted for in the respective books and records of Accentia; all payments by or on behalf of Accentia have been duly and properly recorded and accounted for in Accentia’s books and records; no false or artificial entry has been made in the books and records of Accentia for any reason; no payment has been made by or on behalf of Accentia with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and Accentia has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign, or any contribution, gift, bribe, rebate, payoff, influence payment or kickback, whether in cash, property or services, to any individual, corporation, partnership or other entity, to secure business or to pay for business secured.

4.5 Inventory. All inventory of Accentia (the “Inventory”) (a) was acquired by Accentia in the ordinary course of business, (b) is of good and merchantable quality and quantity and is usable or saleable within one hundred eighty (180) days after the Closing Date in the ordinary course of business, and (c) is not subject to any anticipated write-down or write-off for which appropriate reserves have not been included in the Accentia Financial Statements. The Inventory shown in the Accentia Financial Statements is valued at the lower of cost or market on a basis consistent with Accentia’s past practice. Accentia is not under any liability or obligation with respect to the return of any Inventory in the possession of any of its customers. Prior to the Effective Time, the Accentia Inventory shall be written down by the Accentia Board of Directors to the fullest extent advised and recommended by its independent auditors.

4.6 Accounts Receivable. All accounts receivable of Accentia (the “Accounts Receivable”) (a) arose from bona fide transactions in the ordinary course of business and (b) are considered collectible, net of the reserves for doubtful and uncollectible amounts and for returns and allowances shown in the Accentia Financial Statements, within one hundred eighty (180) days after the Closing Date in the ordinary course of business. Prior to the Effective Time, the Accentia accounts receivable shall be written down by the Accentia Board of Directors to the fullest extent advised and recommended by its independent auditors.

4.7 Insurance. The assets, properties and operations of Accentia are insured under one or more policies of general liability insurance. All such policies are in full force and effect in accordance with their respective terms. No notice of cancellation has been received by Accentia or any other responsible party, and there is no existing default or event, which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such insurance policies are, to

Accentia’s knowledge, in adequate amounts, and all premiums on such insurance policies to date have been paid in full.

4.8 Material Contracts. To the best knowledge of Accentia, attached hereto as Schedule 4.8 is a true, complete and accurate list, categorized by subject matter, of all of the following contracts, agreements, arrangements, plans, leases and commitments (“Contracts”), whether written or oral, entered into by Accentia or by which Accentia is bound and which are part of the operation of Accentia:

4.8.1 All purchase orders and other Contracts for the purchase of goods or supplies which are for a term of more than three (3) months, or which involve or are reasonably expected to involve aggregate payments by Accentia of more than $25,000 during any fiscal year of Accentia, or which were entered into other than in the ordinary course of business;

4.8.2 All sales agreements and other sales orders (including sales by Accentia to any Governmental Authority) and other Contracts for the sale of goods or provision of services which are for a term of more than three (3) months, or which involve or are reasonably expected to involve aggregate payments to Accentia of more than $25,000 during any fiscal year of Accentia, or which were entered into other than in the ordinary course of business;

4.8.3 All Contracts with any officer, director, consultant or employee of Accentia;

4.8.4 All Contracts providing for the grant of equity interests, equity appreciation rights, bonuses, pensions, severance payments, deferred or incentive compensation, retirement payments, profit sharing, insurance or other benefit plan or program for any employees;

4.8.5 All Contracts for the construction or purchase or lease of real estate, improvements, equipment, and other items which under GAAP constitute capital expenditures or which involve or are reasonably expected to involve expenditures in the aggregate in excess of $5,000 during any fiscal year;

4.8.6 All Contracts relating to the rental or use of equipment, vehicles, other personal property or fixtures, or relating to the provision of services, which involve or are reasonably expected to involve payment of rentals or sums in the aggregate in excess of $1,000 during any fiscal year;

4.8.7 All Contracts relating in any way to direct or indirect indebtedness for borrowed money or evidenced by a bond, debenture, note or other evidence of indebtedness (whether secured or unsecured) of or to Accentia, including, but not limited to, indebtedness by way of lease or installment purchase arrangement, guarantee, reimbursement obligations pertaining to letters of credit, repurchase agreements, purchase price discount obligations, other intercompany account agreements, or other undertakings on which others rely in extending credit, or otherwise, and all mortgages, pledges, conditional sales contracts, chattel and purchase money mortgages and other security arrangements with respect to any real estate, improvements, equipment, other personal property or fixtures in excess of $1,000;

4.8.8 All Contracts substantially limiting the freedom of Accentia to engage in or to compete in any line of business of Accentia, or with any person or in any geographical area in connection therewith, or to use or disclose any information relating to Accentia in its possession;

4.8.9 All license agreements, either as licensor or licensee, franchise agreements, either as franchisor or franchisee, and agreements pertaining to any website for the business, including all linking and hosting agreements;

4.8.10 All joint venture Contracts, whether or not involving a sharing of profits;

4.8.11 All Contracts with health maintenance organizations, insurance companies, third party administrators or payors, pharmacy providers, state and local governments, pharmaceutical manufacturers, and clinics and foundations;

4.8.12 All Contracts involving purchase price discounts in excess of $25,000 in any fiscal year of Accentia offered by Accentia based on purchase volume;

4.8.13 All Contracts which are presently expected to result in any loss upon completion or performance thereof;

4.8.14 All Contracts involving research and development efforts on behalf of Accentia;

4.8.15 All Contracts for any charitable or political contribution by Accentia in excess of $5,000;

4.8.16 All Contracts not made in the ordinary course of business; and

4.8.17 All other Contracts, except those which are (i) cancelable on 30 days or less notice without any penalty or other financial obligation or (ii) if not so cancelable, involve or are reasonably expected to involve aggregate payments by or to Accentia of $1,000 or less during any fiscal year of Accentia.

Except as set forth on Schedule 4.8, all Contracts required to be disclosed pursuant to this Section 4.8 are, in all material respects, valid, binding and in full force and effect, and neither Accentia, nor, to Accentia’s knowledge, any other party thereto, is in material breach or violation of, or default under, nor, to Accentia’s knowledge, is there any valid basis for such a claim of breach or violation of, or default under, the terms of any such Contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute, such a breach, violation or default by Accentia thereunder,

4.9 Employees. Accentia has complied in all material respects with all applicable Laws relating to employment, including, without limitation, the provisions thereof relating to wages, hours, equal opportunity, collective bargaining, age, pregnancy, disability, sex, race, national origin and other forms of unlawful discrimination, the WARN Act, and the payment or withholding of all salary and wages, employee benefits, deferred compensation, incentive compensation, holiday, vacation, and sick pay, unemployment compensation, workers’ compensation, withholding of taxes, FICA, FUTA or SUTA obligations, employee health or life insurance, hospitalization, savings, severance pay, disability, relocation, and similar obligations.

4.10 Absence of Certain Developments. Since September 30, 2001, and except as otherwise disclosed in the Accentia Financial Statements, this Agreement, or the schedules hereto, including Schedule 4.10, Accentia has not:

4.10.1 Incurred any liabilities, other than liabilities incurred in the ordinary course of business or related to the Transactions, or discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or would reasonably be expected to cause any material damage or risk of material loss;

4.10.2 Sold, assigned or transferred any assets or properties, or closed any operations, except for the sale of inventory and for the disposition of assets in the ordinary course of business which are worn-out, in need of substantial repair, or are obsolete and which do not have a market value in excess of $25,000 in the aggregate for all such assets and properties; .

4.10.3 Created, incurred, assumed or guaranteed any indebtedness for borrowed money, or mortgaged, pledged or subjected any of its assets or properties to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever in an aggregate amount exceeding $25,000, other than in the ordinary course of business;

4.10.4 Made or suffered any material amendment or termination of any Contract to which it is a party or by which it is bound, or canceled, modified or waived any material debts or claims held by it or waived any rights of material value not in the ordinary course of business;

4.10.5 Suffered any damage, destruction or loss, whether or not covered by insurance, of any item or items carried on its books of account individually or in the aggregate at more than $50,000 or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utilities or other services required to conduct its operations;

4.10.6 Suffered any Material Adverse Effect not in the ordinary course of its business;

4.10.7 Received notice or obtained knowledge of any actual or threatened labor trouble, strike, union organizing efforts, or other occurrence, event or condition of any similar character;

4.10.8 Made any acquisition of substantial assets or any commitments or agreements for capital expenditures or capital additions or betterments exceeding $25,000 individually or in the aggregate, except such as may be involved in ordinary repair, maintenance or replacement of assets in the ordinary course of business;

4.10.9 Other than in the ordinary course of business consistent with past practices, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

4.10.10 Entered into or amended any Contract with any of its Affiliates;

4.10.11 Except in the ordinary course of business and consistent with past practice, or as permitted herein, made any distributions to its stockholders; or

4.10.12 Entered into any transaction other than in the ordinary course of business.

4.11 Undisclosed Liabilities. Accentia does not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with Accentia’s conduct of its business, and, to Accentia’s knowledge, there is no basis for any claim against Accentia for any such material liability or obligation, except (i) to the extent specifically described in this Agreement or disclosed in the schedules hereto, (ii) to the extent fully reflected or reserved against in the Accentia Financial Statements, (iii) for liabilities and obligations arising or incurred in the ordinary course of business under any Contract disclosed on Schedule 4.8 or not required to be disclosed because of the term or amount involved, and (iv) for liabilities and obligations arising or incurred in the ordinary course of business which will be paid or discharged prior to the due date thereof or at the Closing. At the Effective Time, to the best knowledge of Accentia, Accentia shall have no liabilities or obligations, whether accrued, absolute, contingent or otherwise, due or to become due, or direct or indirect, arising out of any action or inaction, or with respect to or based upon transactions or events occurring, or any state of facts or condition existing, in connection with Accentia’s conduct of its business, and, to Accentia’s knowledge, there is no basis for any claim against Accentia for any such material liability or obligation, except as disclosed on Schedule 4.11.

4.12 Tax Matters. Other than as set forth on Schedule 4.12 hereto, (a) all tax returns that Accentia was or is required to file on or prior to the Closing Date have been duly filed on a timely basis and all taxes thereon have been timely paid; (b) all tax returns that Accentia is or will be required to file after the Closing Date will be timely filed and all taxes reflected thereon will be timely paid; (c) none of Accentia’s assets is subject to any Lien (other than a Permitted Lien) for payment of any unpaid taxes or levy proceedings; (d) all taxes which Accentia is or was required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper taxing authorities to the extent due and payable; (e) Accentia is not a party to any Contract that would require it to make any payment that would constitute an “excess parachute payment” for purposes of Sections 280G and 4999 of the Code; (f) Accentia is not a “foreign person” as such term is defined in the Code; (g) Accentia does not have any express or implied obligation (including, but not limited to, an indemnification obligation) with respect to the payment of taxes for any person other than Accentia; and (h) Accentia has not received any notice of any additional assessments since the date of any tax return nor has Accentia received any notice of any audit or review of such tax returns.

4.13 Real Property. Accentia neither owns nor leases any real property.

4.14 Title to and Condition of Purchased Assets; Necessary Property.

4.14.1 Set forth on Schedule 4.14.1 is a true, correct, and complete list of all Liens on the assets of Accentia as of the Effective Time. No person other than Accentia owns, leases or has any right, title or interest in and to any Accentia assets.

4.14.2 Accentia’s tangible property is in good working order and repair, reasonable wear and tear excepted, has been maintained and repaired on a regular basis so as to preserve its utility and value, is usable in the ordinary course of business, and conforms in all material respects to all applicable Laws relating to its construction, use and operation.

4.14.3 Except as disclosed in Schedule 4.12.3, Accentia’s assets constitute all of the assets and properties, whether real or personal, tangible or intangible, or owned, leased, or licensed, that are used or useful in the conduct of Accentia’s business in the manner and to the extent presently conducted by Accentia. No other asset or property, whether real or personal, tangible or intangible, or owned, leased, or licensed, is required for the conduct of the Accentia business in the manner and to the extent presently conducted by Accentia.

4.15 Intellectual Property. Accentia’s assets include all intellectual property and proprietary rights used by Accentia in the operation of the Accentia business (the “Intellectual Property”). Accentia owns or licenses the use of the Intellectual Property listed in Schedule 4.15. All of Accentia’s licenses to use any Intellectual Property are legal, valid and binding and are enforceable in accordance with their respective terms. There are no material royalties, fees or other amounts payable by Accentia to any person by reason of Accentia’s use of any licensed Intellectual Property, and Accentia has timely paid all such royalties, fees and other amounts as they have become due. To Accentia’s knowledge, there is no infringement by any person upon any Intellectual Property owned by Accentia. No charge or claim has been made or, to Accentia’s knowledge, threatened, challenging Accentia’s ownership or right to use any Intellectual Property or charging Accentia with infringement of any other person’s rights with respect to any Intellectual Property. No present or former employee of Accentia or any other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property. Accentia has not granted any license or other right to use, and has not made any assignment of its rights to, any Intellectual Property to any other person.

4.16 Licenses and Permits. Accentia possesses all licenses, permits, consents, concessions and other authorizations of governmental authorities that are required to own Accentia’s assets, to sell and service any inventory of Accentia, or to otherwise conduct the Accentia business as presently conducted. Schedule 4.16 hereto sets forth a list of each such license, permit, consent, concession or other authorization so possessed. To Accentia’s knowledge, nothing contemplated in the transaction described herein will cause any of the licenses, permits, consents, concessions and other authorizations to be revoked by any such Governmental Authority.

4.17 Environmental Matters.

4.17.1 At all times prior to the Effective Time, Accentia has complied and at the commencement of the Effective Time will be in compliance, in all material respects, with all Environmental Laws, and Accentia has not received any notice, report, or information (including information that any litigation, investigation or administrative or other proceedings of any kind are pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory, or remedial obligations, arising under Environmental Laws. For the purposes of this Agreement, the term “Environmental Laws” means all present governmental requirements relating to the discharge or release of air pollutants, water pollutants, process waste water, petroleum products or hazardous substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Occupational Safety and Health Act of 1970, as amended, the Federal Resource Conservation and Recovery Act, as amended, the Federal Clean Water Act, as amended, the Toxic Substances Control Act, as amended, the Federal Clean Air Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, and any and all other comparable state or local Laws relating to public health and safety or work health and safety.

4.17.2 No Hazardous Substances have been, or are currently, located at, in, or under or emanating from the Accentia assets in a manner which (i) violates any applicable Environmental Laws, or (ii) requires response, remedial, corrective action or cleanup of any kind under any applicable Environmental Law. For purposes of this Agreement, the term “Hazardous Substances” has the meaning set forth in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, in the Federal Resource Conservation and Recovery Act, as amended, and applicable state Laws, and shall also expressly include petroleum, crude oil and any fraction thereof.

4.18 Corporate Documents, Books and Records. The books, records and accounts of Accentia accurately and fairly reflect in all material respects the transactions and the assets and liabilities of Accentia. Accentia has not engaged in any transaction with respect to the Accentia business, maintained any bank account for the Accentia business, or used any of the funds of Accentia in the conduct of the Accentia business, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Accentia.

4.19 Compliance with Law. Accentia is not in default under, or in violation of, nor has Accentia violated any Law (including, without limitation, Laws relating to the issuance or sale of securities, anti-trust, restraint of trade, or occupational safety, or any Law or any activities which are prohibited under federal Medicare and Medicaid statutes (including 42 U.S.C. §1320a-7, 1320a-7a, and 1320a-7b), the Federal False Claims Act (31 U.S.C. §3729 et seq.), statutes regarding physician self-referrals (42 U.S.C. §1395nn and 1396b(s)), and the Federal Controlled Substances Act (21 U. S .C. § 801 et seq.), or the regulations promulgated pursuant to such statutes or related federal, state or local statutes or regulations), or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any Governmental Authority applicable to Accentia. No investigation or review by any Governmental Authority under any Laws with respect to Accentia is pending or, to Accentia’s knowledge, threatened.

4.20 Litigation. Except as set forth in Schedule 4.20 hereto, there is no material litigation, suit, claim, action, proceeding or investigation pending or, to Accentia’s knowledge, threatened by or against Accentia, whether at law or in equity, before any Governmental Authority or instrumentality or before any arbitrator of any kind. Except as set fourth in Schedule 4.20, Accentia has not been a party to any litigation, suit, claim, action, proceeding or investigation during the past two years.

Except as set forth in Schedule 4.20, Accentia is not a party or subject to any judgment, order, writ, injunction or decree.

4.21 Indebtedness to and from Employees. Except as set forth in Schedule 4.21 hereto, Accentia is not indebted to any employee except for amounts due as normal salaries, wages, or reimbursement of ordinary business expenses, and no employee is indebted to Accentia.

4.22 Labor Agreements and Employee Relations. Accentia is not a party to any collective bargaining or similar agreement covering any of its employees. No labor organization or group of employees of Accentia has made a demand for recognition, has filed a petition seeking a representation proceeding, or given Accentia notice of any intention to hold an election of a collective bargaining representative. Accentia has not suffered any strike, slowdown, picketing or work stoppage by any group of employees affecting Accentia’s business.

4.23 Brokers’ Fees. Except as otherwise disclosed on Schedule 4.23, neither Accentia nor any person on Accentia’s behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder’s fee, commission or other payment with respect to the transactions contemplated by this Agreement.

4.24 ALL Material Information. No representation or warranty made by Accentia in this Agreement, including the attached schedules, and no statement contained in any certificate or other instrument furnished to Accentia as required herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statement therein not misleading.

4.25 Employee Benefit Plans. Except as set forth on Schedule 4.25:

4.25.1 Accentia does not, and does not have any obligation to, maintain or contribute to any Employee Benefit Plan.

4.25.2 No event has occurred, and to Accentia’s knowledge, there exists no condition or circumstances, in connection with which Accentia or the Surviving Corporation could be subject to any liability under the terms of any Employee Benefit Plan of Accentia, ERISA, or the Code, or any other applicable law with respect to any Employee Benefit Plan, which would have a Material Adverse Effect on the Accentia business.

4.25.3 The execution, delivery and performance of this Agreement will not result in any (i) increase in the compensation or benefits otherwise payable under any Employee Benefit Plan of Accentia or pursuant to any agreement with respect to any employee of Accentia; (ii) acceleration of the time of payment or vesting of any such compensation or benefits due to any employee of Accentia; or (iii) renew or extend the term of any agreement regarding compensation of an employee of Accentia, which in the case of (i), (ii) or (iii) above, would create any liability to Accentia or the Surviving Corporation after the Closing Date. No payment or benefit that may be made by Accentia with respect to any employee of Accentia will be classified as an “excess parachute payment” within the meaning of Section 280G of the Code.

4.26 Benefit Claims. Except for benefits accrued or accruing in accordance with the terms of any Employee Benefit Plan, Accentia has no liability for any benefit which has been or could be claimed as a result of any event occurring prior to the Closing under any Employee Benefit Plan or any workers’ compensation or similar Law (i) which is not fully covered by insurance, or (ii) if not so insured, for which Accentia has not established an adequate reserve in the Accentia Financial Statements.

4.27 Medicare and Medicaid; Reimbursement by Payors; Related Legislation and Regulations.

4.27.1 Schedule 4.27.1 contains a list of those jurisdictions in which Accentia is licensed under Medicare or Medicaid. Except as set forth on Schedule 4.27.1, Accentia has not received any notice of investigation, evaluation, or suspension of any such licenses, permits, orders, approvals or authorizations. To Accentia’s knowledge, no suspension or cancellation of any such licenses, permits, orders, approvals and authorizations has been threatened or is contemplated.

4.27.2 Schedule 4.27.2 contains a list of all Medicare and Medicaid provider numbers assigned to Accentia and other documents evidencing such participation.

4.27.3 Except as set forth in Schedule 4.27.3, Accentia has not received notice of any offsets against future reimbursements under or pursuant to the Medicare or Medicaid programs (the “Programs”) and, to Accentia’s knowledge, no factual basis for any such offsets exists. Except as set forth in Schedule 4.27.3, there are no pending appeals, adjustments, challenges, audits, litigation and notices of intent to recoup past or present reimbursements with respect to the Programs. Except as set forth in Schedule 4.27.3, Accentia has not been subject to, or threatened with, loss or waiver of liability for utilization review denials with respect to the Programs during the past twelve (12) months, nor has Accentia received notice of any pending, threatened or possible de-certification, or audit, offset, other action or other loss of participation in any of the Programs. Except as set forth in Schedule 4.27.3, to Accentia’s knowledge, no validity review or program integrity review related to Accentia has been conducted by any Governmental Authority in connection with the Programs and no such review, audit or audit assessment is scheduled, pending or threatened against Accentia, its businesses or assets.

4.27.4 Except as set forth in Schedule 4.27.4, (i) Accentia has not failed to file cost reports or other documentation or reports, if any, in connection with applicable contractual provisions and/or laws, regulations and rules, and (ii) there are no claims (including notices of any offsets against future reimbursements) pending or, to Accentia’s knowledge, threatened or scheduled before any person, including without limitation any intermediary, carrier, the Health Care Financing Administration, or any other state or federal agency with respect to Medicare or Medicaid claims filed by Accentia, or program compliance matters, in either case (i.e., clause (i) or clause (ii)) which would result in a Material Adverse Effect. Accentia has delivered to Accentia accurate and complete copies of any claims, actions, inquiries or other correspondence or appeals listed in Schedule 4.27.4.

4.27.5 Accentia delivers goods and services, charges rates and bills for services, which are in all material respects legal and proper. Accentia, in all material respects, properly pays any appropriate refunds and bills and uses all reasonable efforts to collect deductibles and co-payment amounts and apply all payments received. Accentia has not engaged in any activities in connection with its business which are prohibited under; and has complied in all material respects with, the Controlled Substances Act, 21 U.S. C. Section 801 et seq., all legislation relating to the

Programs and regulations promulgated pursuant to such statutes and any related state or local statutes or regulations concerning the dispensing and sale of controlled substances and the provision of healthcare products and service to the general public. Accentia has complied in all material respects with all substantive laws and regulations pertaining to the return of pharmaceutical products.

4.28 Subsidiaries. Schedule 4.28 sets forth the name and jurisdiction of incorporation or formation of each Subsidiary of Accentia. Each of the representations and warranties made by Accentia in this Agreement are made with respect to Accentia including its Subsidiaries.

4.29 No Breach or Violation. Accentia’s execution and delivery of this Agreement, its compliance with and fulfillment of the terms of this Agreement, and its consummation of the Transactions contemplated hereby, do not and will not, with notice or passage of time or both, after giving effect to the approvals, consents and other actions described on Schedule 4.6 attached hereto (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the Capital Stock, assets, properties or rights of Accentia pursuant to, (iv) give any Person the right to accelerate any obligation under, or (v) result in a violation of, (a) any Law applicable to Accentia, (b) Accentia’s Articles of Incorporation or By-Laws, (c) any material franchise, permit, license, authorization, concession, order, judgment, writ, injunction or decree to which Accentia is subject, or by which any of its assets, properties or rights are bound, or (d) any material lease, mortgage, indenture, deed of trust, trust agreement, note agreement or other agreement or instrument to which Accentia is subject, or by which any of its assets, properties or rights are bound.

ARTICLE 5—COVENANTS

5.1 Access to Information. Until the Effective Time, Accentia and Analytica shall provide each other and their respective employees, accountants, attorneys, and other representatives with reasonable access during normal business hours to inspect and investigate all books, records, financial statements, and other documents and materials of or pertaining to the other party, subject to the execution and delivery by Accentia and Analytica of, and their compliance with all obligations under, a confidentiality agreement that is reasonably satisfactory in form and substance to Accentia and Analytica.

5.2 Notices of Certain Events. Each party shall promptly notify the other parties of:

5.2.1 any notice or other communication received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

5.2.2 any occurrence or non-occurrence of any event that would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time;

5.2.3 any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

5.2.4 any notice or other communication from any Governmental Authority in connection with the Transactions; provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

5.3 Best Efforts; Consents and Approvals. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Transactions contemplated by this Agreement. Each of Analytica and Accentia shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. Accentia shall use its commercially reasonable efforts to complete its due diligence review of Analytica’s Financial Statements by no later than ten (10) days following the receipt by Accentia of Analytica’s audited Financial Statements.

5.4 Public Announcements. Regardless of whether the Merger is consummated, neither Accentia nor Analytica shall issue any press release or make any public announcement, confirmation, or other disclosure of information relating to the Merger, except under the following circumstances: (a) upon the prior consultation with and approval of the other party; (b) to such party’s directors, officers, employees, attorneys, accountants, and lenders; or (c) as may be required, in the opinion of the disclosing party’s outside legal counsel, to comply with applicable laws, rules, and regulations, in which event the disclosing party will provide the other party with a reasonable opportunity to review and comment upon the proposed disclosure before it is made.

5.5 Consent to Merger; Waiver of Dissenters’ Rights. By their execution of this Agreement, each Analytica Stockholder (a) consents to the terms of the Merger and to the taking of stockholder action to approve the Merger without a meeting (which shall constitute Required Stockholder Approval as defined in Section 6.1.1, (b) acknowledges that he is aware of his rights to dissent to the Merger and demand payment for his shares of Analytica Capital Stock in accordance with the NJBCA and Analytica’s Bylaws, and (c) waives such rights to dissent and demand payment.

5.6 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Analytica or Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Analytica or Sub, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Analytica acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

5.7 No Solicitation. During the period from the date of this Agreement and continuing through April 3, 2002 (the “Standstill Period”), neither Analytica nor any of its directors, officers, employees or representatives will, directly or indirectly, take any of the following actions (the “Prohibited Actions”):

5.7.1 solicit, initiate, or encourage the submission of proposals or offers from any Person other than Accentia or Sub regarding any purchase of any equity interest in Analytica and Analytica Entities, any purchase of all or substantially all the assets of Analytica and Analytica

Entities (other than in the ordinary course of business), or any merger or other business combination involving Analytica and Analytica Entities (individually, an “Extraordinary Transaction”);

5.7.2 negotiate with, discuss or communicate with, furnish information to, or assist any Person other than Accentia or Sub regarding any Extraordinary Transaction; or

5.7.3 agree to or consummate any Extraordinary Transaction with any Person other than Accentia or Sub.

5.8 Conduct of Business of Accentia. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Accentia may continue to conduct its business which shall include the right to enter into and consummate agreements relating to acquisition of other business entities, mergers or the issuance of shares of its Capital Stock in connection with capital formation transactions.

5.9 Conduct of Business of Analytica and Analytics Entities. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, as the case may be, Analytica agrees (except to the extent that Accentia shall otherwise consent in writing), that Analytica shall promptly notify Accentia of any event or occurrence or emergency which is not in the ordinary course of business of Analytica and Analytica Entities. Without limiting the generality of the foregoing, Analytica and Analytica Entities will not, without prior notice to Accentia:

5.9.1 Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $5,000;

5.9.2 Grant any severance or termination pay (i) to any director or (ii) to any employee except (x) payments made pursuant to written agreements outstanding on the date hereof or (y) in the case of employees who are not officers, grants which are made in the ordinary course of business in accordance with Analytica’s and Analytica Entities’ standard past practices;

5.9.3 Except for licenses granted to end-users pursuant to Analytica’s standard license agreements, transfer to any person or entity any rights to Analytica’s Intellectual Property;

5.9.4 Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of Analytica and Analytica Entities;

5.9.5 Violate, amend or otherwise modify the terms of any of the Contracts or agreements required to be set forth in Analytica Schedules;

5.9.6 Commence any litigation other than as required in the opinion of the Analytica Board of Directors to protect the interests of the Analytica Stockholders;

5.9.7 Except as otherwise set forth herein, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its Capital Stock, or split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Analytica and Analytica Entities, or repurchase or otherwise acquire, directly or indirectly, any shares of their capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service to Analytica and Analytica Entities;

5.9.8 Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities except for the issuance of shares of capital stock upon exercise of options outstanding on the date hereof;

5.9.9 Cause or permit any amendments to its Articles or Certificate of Incorporation or Bylaws;

5.9.10 Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Analytica and Analytica Entities;

5.9.11 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Analytica and Analytica Entities or guarantee any debt securities of others;

5.9.12 Adopt or amend any Employee Benefit Plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

5.9.13 Pay, discharge or satisfy in an amount in excess of $50,000 in any one claim, liability or obligation, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Analytica Financial Statements (or the notes thereto);

5.9.14 Make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, file any material tax return or any amendment to a material tax return, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes; or

5.9.15 Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.9(1) through (15) above, or any action which would make any of the representations or warranties or covenants of Analytica contained in this Agreement materially untrue or incorrect.

5.10 Confidentiality. From the date hereof to and including the Effective Time, the parties hereto shall maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the Transactions and the accuracy of the respective representations and warranties of the parties hereto contained herein, information concerning the other parties hereto and obtained directly or indirectly from such parties, or their directors, employees, agents or advisors, except such information as is or becomes (a), available to the non-disclosing party form third parties not subject to an undertaking of confidentiality or secrecy; (b) generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or (c) required to be disclosed under applicable Law; and except such information as was in the possession of such party prior to obtaining such information from such other party, as to which the fact of prior possession such possessing party shall have the burden of proof. In the event that the Merger and the Transactions shall not be consummated, Accentia and Analytica each shall, and shall cause its directors, employees, agents or advisors to, promptly return to the other party all information and materials (including all copies, extracts or other reproductions thereof) that have been provided by such other party. In addition, Accentia and Analytica each shall destroy those portions of any and all other materials containing or referring to the information and materials provided by the other party. The provisions of this Section 5.11 are in addition to, and not in limitation of, the Confidentiality Agreement between the parties.

5.11 Withdrawal of Cash. At closing, Analytica shall have the following required Working Capital Reserve on hand. Working Capital Reserve shall mean a total of cash and accounts receivable on hand which are equal to the aggregate of: (i) Four Hundred Thousand Dollars ($400,000) (which the parties estimate to roughly approximate two months of ongoing Analytica expenses); and (ii) all accounts payable and liabilities. The Working Capital Reserve shall be calculated as of November 30, 2001. Any amount in excess of the Working Capital Reserve calculated as of November 30, 2001 shall be distributed to the Analytica Stockholders at or prior to the Closing. Additionally, in the event that the Analytica Stockholders are subject to tax liabilities as a direct result of current income earned by Analytica (excluding transactional tax liability) subsequent to November 30, 2001 and prior to Closing, an additional distribution shall be made at Closing to the Analytica Stockholders in an amount calculated to be equal to said tax obligation. All cash and account receivables at Closing, which is in excess of that on hand at November 30,2001 (i.e., income earned by Analytica subsequent to November 30,2001), shall not be distributed to the Analytica Stockholders and shall be retained by Analytica following the Merger. In calculating the Working Capital Reserve, the term “accounts payable” shall include a reasonable reserve established for all goods or services anticipated to be required to be provided by Analytica subsequent to November 30, 2001, which relates to accounts receivable which have been booked by Analytica as of November 30, 2001.

5.12 Security Deposits. The money market account in the face amount of $121,875 (the “Pledged Money Market Account”) pledged as security deposit with the landlord, shall remain in place at Closing, Accentia shall make payments totaling $121,875 to Steve Arikian ($60,937.50), John Doyle ($36, 567.50) and Julian Casciano ($24,375) at the Closing.

5. 13 Director and Officer Indemnification. From and after the Effective Time, Accentia will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of Analytica in respect of acts or omissions or alleged acts or omissions occurring prior to the Effective Time solely in their role as employees, officers or directors to the extent provided under Analytica’s Certificate of Incorporation and Bylaws in effect on the date hereof; provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable law, and provided further, that such indemnification shall not apply to claims made by or on behalf of any stockholders or former stockholders of Analytica. The foregoing indemnification is limited to acts by the former officers and directors of Analytica which did not involve acts of gross negligence. The shareholders of Analytica report that they know of no basis for any claim or action against them which would be subject to indemnification herein by Accentia prior to the closing of this Agreement.

5.14 Analytica Audited Financial Statements. As a condition to Closing, Accentia shall have received from Analytica, audited Financial Statements as of and for the year ended December 31, 2000 and as of and for the nine (9) month period ended September 30, 2001 for Analytica and Analytica Entities.

5.15 Section 368(a) Reorganization. The parties hereto intend that the Merger, be treated as a “reorganization” within the meaning of Section 368(a) of the Code The parties agree that any tax due on account of receipt of any part of the Merger Consideration shall be the obligation of the Analytica Stockholders. No party shall take any position on any federal, state or local income tax return which is inconsistent with the treatment of the Merger as a reorganization.

ARTICLE 6—CONDITIONS TO THE MERGER

6.1 Conditions to the Obligations of Each Party. The obligations of Analytica, Accentia and Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

6.1.1 this Agreement and the Transactions shall have been approved and adopted (a) by the affirmative vote of a majority of all of the outstanding shares of Analytica Capital Stock and capital stock of Analytica Entities entitled to vote thereon, such votes taken (whether at a meeting or by written consent) and determined in accordance with the respective Certificates of incorporation of Analytica and the Analytica Entities and the FBCA and NJBCA, as the case maybe (the “Required Stockholder Approval”), and (b) by the respective boards of directors of Analytica, Analytica Entities, Accentia and Sub, and (c) by Accentia as the sole stockholder of Sub;

6.1.2 there shall be no claims, actions, suits, proceedings or investigations pending or threatened, against Analytica, Analytica Entities, Accentia or Sub, before any Governmental Authority, that seek to prevent or delay the performance of this Agreement or the Transactions, or that would result in a Material Adverse Effect, and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions;

6.1.3 all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Transactions shall have been made or obtained; and

6.1.4 Accentia and Analytica shall have received or be satisfied that each of them will receive all consents, amendments and Approvals contemplated by Sections 3.3, 3.4, 3.5, 4.3 and 4.6, and any other consents of third parties necessary in connection with the consummation of the Merger, if failure to obtain any such consent would have a Material Adverse Effect or violate any Law or Order.

6.2 Additional Conditions to the Obligations of Accentia and Sub. The obligations of Accentia and Sub to consummate the Merger are also subject to the satisfaction, at or prior to the Effective Time, of the following further conditions, any or all of which maybe waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

6.2.1 Analytica shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to such time, and the representations and warranties of Analytica contained in this Agreement and in any certificate delivered by Analytica pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time;

6.2.2 Accentia shall have received all documents it may reasonably request relating to the existence and financial condition of Analytica and Analytica Entities, and the authority of Analytica to enter into this Agreement, all in form and substance reasonably satisfactory to Accentia;

6.2.3 no Material Adverse Effect pertaining to Analytica and Analytica Entities shall have occurred or shall be pending;

6.2.4 Accentia shall have received a certificate signed by an executive officer of Analytica certifying the foregoing items 6.2.1 and 6.2.3;

6.2.5 all actions to be taken by Analytica in connection with consummation of the Transactions, and all certificates, instruments, and other documents required to effectuate the Transactions, shall be reasonably satisfactory in form and substance to Accentia and Sub;

6.2.6 the form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers to be delivered hereunder shall be reasonably acceptable to Accentia’s counsel;

6.2.7 Accentia shall have received a legal opinion from counsel to Analytica, in form and substance as shall be reasonably acceptable to counsel to Accentia;

6.2.8 Accentia shall be satisfied that the Merger will constitute a “reorganization” under Section 368(a) of the Code.

6.2.9 Sub, as the surviving entity to the Merger with Analytica and Accentia., shall have entered into employment agreements with Messrs. Arikian, Casciano and Doyle which supersede and terminate all employment obligations, responsibilities and financial obligations between Analytica and said employees.

6.2.10 Accentia has arranged and closed the financing required by Accentia to consummate this Merger Agreement and to pay the merger consideration due at Closing.

6.3 Additional Conditions to the Obligations of Analytica. The obligations of Analytica to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by Analytica to the extent permitted by Applicable Law:

6.3.1 Accentia and Sub shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time,

and the representations and warranties of Accentia and Sub contained in this Agreement and in any certificate delivered by Accentia or Sub pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time;

6.3.2 Analytica shall have received all documents it may reasonably request relating to the existence and financial condition of Accentia or Sub and the authority of Accentia or Sub to enter into this Agreement, all in form and substance reasonably satisfactory to Analytica;

6.3.3 no Material Adverse Effect pertaining to Accentia or Sub shall have occurred or shall be pending;

6.3.4 Analytica shall have received a certificate signed by an executive officer of each of Accentia and Sub, certifying the foregoing items 6.3.1 and 6.3.3;

6.3.5 all actions to be taken by Accentia or Sub in connection with consummation of the Transactions, and all certificates, instruments, and other documents required to effectuate the Transactions, including title grant of piggyback registration rights by Accentia to the Analytica Stockholders shall be satisfactory in form and substance to Analytica;

6.3.6 the form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Analytica’s counsel;

6.3.7 Analytica shall have received a legal opinion from legal counsel to Accentia, in a form and substance as shall be reasonably acceptable to counsel to Analytica; and

6.3.8 Analytica shall have been satisfied that the merger will constitute a “reorganization” under Section 368(a) of the Code.

6.3.9 Each of the Analytica Stockholders shall have entered into employment agreements in the form attached hereto as Schedule 6.3.9.

ARTICLE 7—TERMINATION

7.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time (notwithstanding any adoption and approval of this Agreement by Analytica Stockholders):

7.1.1 by mutual written consent of Analytica and Accentia;

7.1.2 by either Accentia or Analytica, if the Merger has not been consummated by April 3,2002; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

7.1.3 by either Accentia or Analytica, if there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited or if any Order enjoining Accentia or Analytica from consummating the Transactions is entered and such Order shall become final and nonappealable; or

7.1.4 by either Accentia or Analytica if this Agreement and the Transactions shall fail to be approved and adopted by the Required Stockholder Approval as set forth in Section 6.1(a) above; or

7.1.5 by Accentia if Analytica notifies Accentia pursuant to Section 7.15 of any event which, in the judgment of Accentia, is reasonably likely to result in a Material Adverse Effect on the business of Analytica and Analytica Entities.

7.1.6 by Analytica if Accentia notifies Analytica pursuant to Section 7.14 of any event which, in the judgment of Analytic a, is reasonably likely to result in a Material Adverse Effect on the business of Accentia.

7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 5.5, 5.11 and 8.5 shall survive the termination hereof; provided, however, that, except as specifically provided herein, nothing herein shall relieve any party hereto of liability for any breach of this Agreement.

ARTICLE 8—MISCELLANEOUS

8.1 Definitions. As used herein, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accentia Common Stock” means the common stock, $.001 par value, of Accentia.

“Accentia Series B Convertible Preferred Stock” means the Series B Convertible Preferred Stock, $.001 par value, of Accentia.

“Affiliate” means, when used anywhere in this Agreement with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person.

“Agreement” means this Agreement of Merger and Plan of Reorganization, as the same may be supplemented, modified or amended from time to time.

“Analytica Capital Stock” means the common stock, without par value of Analytica.

“Analytica Entities” means (i) The Analytica Group, Ltd., a Delaware corporation and a wholly-owned subsidiary of Analytica (“Delaware Sub”); (ii) i-Pharma, Inc., a Delaware corporation and a wholly-owned subsidiary of Delaware Sub; (iii) Analytica Healthcare Research LLC, a Delaware limited liability company and a wholly-owned subsidiary of Delaware Sub; (iv) Analytica Valuation Services LLC, a Delaware limited liability company and a wholly-owned subsidiary of Delaware Sub; (v) Analytica Pricing & Reimbursement LLC, a Delaware limited liability company and a wholly-owned subsidiary of Delaware Sub; and (vi) Analytica Healthcare Strategies LLC, a Delaware limited liability company and a wholly-owned subsidiary of Delaware Sub

“Applicable 12-Month Period” means the 12-month period commencing October 1st 2001. In the instance of a downward adjustment (but not in the instance of an upward adjustment) resulting from the True-Up Adjustment, the Analytica Stockholders acting unanimously may, in the exercise of their discretion, elect to cause the applicable adjustment period to be the 12-month period which commences October 1st 2002 (the “Second Applicable 12-Month Period”). Such election must be made in writing within thirty (30) days following the end of the first 12-month period and once made, shall be irrevocable.

“Certificate of Merger” means a certificate of merger with respect to the Merger, in compliance with the FBCA.

“Code” means the Internal Revenue Code of 1986, as amended.

“DGCL” means the Delaware General Corporation Law, as amended.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in ERISA) and any other employee benefit plan, program or arrangement of any kind.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Expenses” means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants and commitment fees and other financing fees and expenses) incurred by Accentia, Sub or Analytica or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of the Required Stockholder Approval and all other matters related to the consummation of the Transactions.

“FBCA” means the Florida Business Corporation Act, as amended.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Authority” means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body, and any court, arbitrator, mediator or tribunal.

“Law” means any code, law, ordinance, regulation, rule or statute of any Governmental Authority.

“Lien” means any security interest, lien, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind.

“Material Adverse Effect” means any matter that would reasonably be expected to affect materially and adversely the business, condition (financial or otherwise), prospects, or results of operations of Analytica or Accentia (as the case may be), and their respective Subsidiaries, considered as a whole.

“NJBCA” means the New Jersey Business Corporation Act, as amended.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or other Governmental Authority.

“Permitted Lien” means lien for taxes not yet due and payable.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Surviving Corporation” means Sub as surviving corporation resulting from the Merger.

8.2 Notices. Unless otherwise specifically provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Analytica:

The Analytica Group, Ltd.

475 Park Avenue South

New York, New York 10016

Attention: Steven Arikian, M.D.

Fax: 212 686 8601

With a copy (which shall not constitute notice) to:

Torys

237 Park Avenue

New York, New York 10017

Attention: John J. Butler, Esq.

Fax: (212) 682-0200

If to Accentia or Sub:

Accentia, Inc.

5310 Cypress Center Drive, Suite 101 Tampa, Florida 33609

Attention: R. Scott Jones

With a copy (which shall not constitute notice) to:

Bernice S. Saxon, Esq.

Sale__ Saxon, P.A.

101 E. Kennedy Blvd., Suite 3200

Tampa, Florida 33602

Telephone: (813) 224-9000

Fax: (813) 221-8811

8.3 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate delivered pursuant hereto shall survive the Effective Time or the termination of this Agreement for two (2) years; provided, however, (i) that nothing in this Section 8.3 shall relieve any party from any liability for any breach of any representation, warranty or agreement in this Agreement occurring prior to termination, (ii) the agreements contained in Article 2, in Article 3A, in Section 5.5, and in this Section 8.3 hereof shall survive the Effective Time indefinitely, and (iii) the agreements set forth in Section 8.6 hereof shall survive termination indefinitely.

8.4 Amendments; Written Waivers.

8.4.1 Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after obtaining the adoption and approval of this Agreement by the Required Stockholder Approval, no amendment or waiver shall, without further approval in the form of the Required Stockholder Approval, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of Capital Stock of Analytica or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Analytica Stockholders.

8.4.2 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.5 Expenses. Accentia and Analytica each shall be responsible for and pay its own broker’s, finder’s, legal, accounting, financing, and other fees and Expenses incurred in connection with the negotiation, execution, and delivery of this Agreement, the Merger and the transactions contemplated therewith.

8.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns provided that, except as otherwise provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Accentia may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Accentia of its obligations under this Agreement or prejudice the rights of Analytica Stockholders to receive the Merger Consideration for the Analytica Capital Stock properly surrendered in accordance with Section 2.2. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and assigns.

8.7 Governing Law. Regardless of the place or places where this Agreement may be executed, delivered or consummated, this Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to any applicable conflicts of laws provisions of Florida Law.

8.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity of unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.9 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.10 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys, and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto. References to Sections herein shall mean Sections of this Agreement unless otherwise indicated.

8.11 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

8.12 Gender and Number. As used herein, words of any gender shall include all other genders, and words, in the singular shall include the plural, and vice versa, unless the context otherwise requires.

8.13 Attorney’s Fees. Subject to the provisions of Section 8.14 which shall govern the awarding of attorneys’ fees in any arbitration conducted pursuant to Section 8.14, if any party to this Agreement brings an action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys’ fees and costs, incurred in connection with such action, including any appeal of such action.

8.14 Arbitration. Except as otherwise expressly provided herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be exclusively settled by arbitration in accordance with the rules of the American Arbitration Association, which arbitration shall beheld in Tampa, Florida, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

8.15 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

THE ANALYTICA GROUP LTD.		ACCENTIA, INC.

By:		By:	/s/ David L. Redmond
Name:	Steve Arikian, M.D.	Name:	David L. Redmond
Title:	President and CEO	Title:	Secretary and Chief Financial Officer

THE ANALYTICA GROUP, INC.

		By:	/s/ David L. Redmond
		Name:	David L. Redmond
		Title:	Secretary and Chief Financial Officer

The following listed shareholders of Analytica have joined and executed this Agreement for the purposes of (1) indicating their consent to the Merger and their waiver of dissenters’ rights as provided in Section 5.9 of this Agreement, and (2) making the representations and warranties contained in Article 3A of this Agreement.

Steve Arikian, M.D.

John Doyle

Julian Casciano

/s/ Roman Casciano
Roman Casciano

Signature Page to Amended and Restated Agreement of Merger and Plan of Reorganization

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

THE ANALYTICA GROUP LTD.		ACCENTIA, INC.

By:	/s/ Steve Arikian	By:
Name:	Steve Arikian, M.D.	Name:	David L. Redmond
Title:	President and CEO	Title:	Secretary and Chief Financial Officer

THE ANALYTICA GROUP, INC.

By:
		Name:	David L. Redmond
		Title:	Secretary and Chief Financial Officer

The following listed shareholders of Analytica have joined and executed this Agreement for the purposes of (1) indicating their consent to the Merger and their waiver of dissenters’ rights as provided in Section 5.9 of this Agreement, and (2) making the representations and warranties contained in Article 3A of this Agreement.

/s/ Steve Arikian
Steve Arikian, M.D.

/s/ John Doyle
John Doyle

/s/ Julian Casciano
Julian Casciano

Signature Page to Amended and Restated Agreement of Merger and Plan of Reorganization

Amended

SCHEDULE 2.1.1

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Analytica Stockholders

Steven Arikian holds 50 shares of Analytica Common Stock. His social security number is ###-##-####. Entitled to .485% of Merger Consideration.

John Doyle holds 30 shares of Analytica Common Stock. His social security number is ###-##-####. Entitled to .291% of Merger Consideration.

Julian Casciano holds 20 shares of Analytica Common Stock. His social security number is ###-##-####. Entitled to .194% of Merger Consideration.

Roman Casciano holds 3.0927835 shares of Analytica Common Stock. His social security number is ###-##-####. Entitled to .029% of Merger Consideration.

Amended

SCHEDULE 3.2

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Outstanding Capital Stock, Options and Stock Rights

Owners of Analytica

Steven Arikian holds 50 shares of Analytica Common Stock. His social security number is ###-##-####.

John Doyle holds 30 shares of Analytica Common Stock. His social security number is ###-##-####.

Julian Casciano holds 20 shares of Analytica Common Stock. His social security number is ###-##-####.

Roman Casciano holds 3.0927835 shares of Analytica Common Stock. His social security number is ###-##-####.

Analytica Subsidiaries

The Analytica Group, Ltd. (the “Delaware Sub”) is a wholly owned subsidiary of Analytica. It is organized in Delaware and qualified to conduct business in New York and New Jersey. An employee of Analytica has an option to purchase stock in Delaware Sub. The option will be terminated prior to Closing and all shares of Delaware Sub will be owned by Analytica at Closing.

i-Pharma, Inc. is a majority owned subsidiary of Analytica. It is organized in Delaware and qualified to conduct business in New York and New Jersey. An employee of Analytica owns stock in iPharma. All shares of iPharma will be owned by Delaware Sub at Closing.

Analytica Healthcare Research LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

Analytica Valuation Services LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

Analytica Pricing & Reimbursement LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

Amended

Analytica Healthcare Strategies LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

SCHEDULE 3.30

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Subsidiaries

The Analytica Group, Ltd. (the “Delaware Sub”) is a wholly owned subsidiary of Analytica. It is organized in Delaware and qualified to conduct business in New York and New Jersey. An employee of Analytica has an option to purchase stock in Delaware Sub. The option will be terminated prior to Closing and all shares of Delaware Sub will be owned by Analytica at Closing.

i-Pharma, Inc. is a majority owned subsidiary of Analytica. It is organized in Delaware and qualified to conduct business in New York and New Jersey. An employee of Analytica owns stock in iPharma. All shares of iPharma will be owned by Delaware Sub at Closing.

Analytica Healthcare Research LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

Analytica Valuation Services LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

Analytica Pricing & Reimbursement LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

Analytica Healthcare Strategies LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

SCHEDULE 3.4

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

No Breach or Violation

N/A

SCHEDULE 3.5

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Approval and Consents

N/A

SCHEDULE 3.6

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Financial Statements

See attached unaudited Financial Statements for December 31, 1999 and 2000 and a draft of the

Financial Statements for August 31, 2001.

SCHEDULE 3.10

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Material Contracts

Sales contracts:	See attached.

Employment contracts:	Stacy Evans Kyle Hvidsten

Equipment leases:	Heller Financial – see attached.

Other:	Recruitment agreement with Rice Cohen International for Business Development Director

Company Name	Amount Active*		Project Number	Project Name	Booking Date
Allergan
	$9,500.00		0094A	Allergan Restasis Additions	1/1/00
	$50,000.00		179	Allergan Alphagan Excel model	3/1/00

	$15,000.00		177	Allergan ARVO Advisory Board	3/1/00
	$5,000.00		178	Allergan Presentations for Glaucoma	3/1/00
	$40,000.00		224	Allergan Restasis GUI	9/11/00
	$49,800.00		0097A	Allergan Mematine Advisory Board	9/20/00
	$55,000.00		230	Allergan Glaucoma Category Analyzer GUI	9/29/00
	$30,000.00		249	Allergan Eye Care Category Analyzer	12/6/00
	$20,000.00		248	Allergan Lumigan CE Feasibility	12/6/00
	$3,000.00	*	146099	Allergan Glaucoma ISPOR Abstract	1/8/01
	$7,500.00	*	146464	Allergan AGS Presentation	2/23/01
	$12,000.00	*	146829	Allergan ISPOR Glaucoma Poster	3/12/01
	$196,650.00	*	147194	Allergan Glaucoma HECON Pilot Study	3/19/01
	$8,000.00	*	147925	Allergan Glaucoma manuscript revisions for result	5/8/01
	$22,000.00	*	148290	Allergan Dry Eye Utilities Manuscripts	6/5/01
	$95,000.00	*	148655	Allergan Lumigan e-Dossier	6/13/01
	$15,000.00	*	149020	Allergan ISPOR Europe Lunigan Poster	7/2/01

Alza
	$12,000.00		215	Alza Training for the “OAB Cost” Pharmacoecono	8/18/00
	$4,100.00		228	Alza PE study defence	9/13/00
	$15,000.00	*	255672	Alza UI Cost Calculator	5/7/01

Amgen
	$65,000.00		169	Amgen Mu-antagonist Valuation	3/1/00
	$30,000.00		190	Amgen NHL Valuation	5/19/00
	$50,000.00		199	Amgen Kineret Osteoarthrilis Valuation Assessment	6/15/00
	$6,500.00		183	Amgen MU Antagonist Focus Group	4/1/00

AstraZeneca
	$235,000.00		226	AstraZeneca Statin DPM	9/23/00
	$135,000.00		186	AstraZeneca Strategy Training	4/1/00

	$95,000.00		168	AstraZeneca ZD-4522 MCO Situation Analysis	3/1/00
	$95,000.00		200	AstraZeneca Enlaced Managed Care Strategy D	6/15/00
	$11,500.00	*	511342	AstraZeneca Stalin HECON Presentations	1/15/01

Aventis
	$115,000.00		160	Aventis Lantus Reimbursement Dossier	1/1/00
	$29,000.00	*	171	Aventis Gliadel Cost Comparison manuscript	3/1/00
	$33,000.00		176	Aventis Cardlo-Epl	4/1/00
	$206,000.00	*	191	Aventis Taxotere PE Modal	5/22/00
	$6,500.00		197	Aventis Gliadel Rebuttal Letter	6/1/00
	$33,000.00		206	Aventis/Cardiovascular Device Review	7/5/00
	$80,000.00	*	208	Aventis/Lantus/Strategy Model Interface	7/12/00
	$198,500.00	*	220	Aventis Taxotere Prostate HECON Research	9/8/00
	$65,000.00	*	241	Aventis Value Based Pricing Recommendation fo	10/20/00
	$40,000.00		240	Aventis Update the Global Market Valuation at H	10/20/00
	$27,500.00		239	Aventis Tracking Awareness of generic Paclitaxe	10/25/00
	$15,900.00	*	621280	Aventis Consulting on the Lantus Price in the US	1/23/01
	$21,000.00	*	620914	Aventis Maintenance or the Lantus Health Outcom	1/31/01
	$22,500.00	*	621645	Aventis Taxotere Prostate Mela-analysis Manusc	3/16/01
	$65,000.00	*	622375	Aventis IMOR Phase II	4/23/01
	$22,500.00	*	622010	Aventis Update Factor Xa Inhibitor (Oral)	4/27/01
	$55,000.00	*	622741	Aventis NV1FGF Valuation	7/17/01

Bayer
	$39,000.00		152	Bayer Oncology Opportunity Assessment	1/10/00

BI
	$15,000.00		113	BI Micardis	8/1/99

GenVec
	$90.000.00	*	1205302	GenVec PEDF Valuation	8/24/01

Glaxa-Wellcome
	$85,000.00		133	Flovent Database Analysis	11/8/99
	$30,000.00		134	Glaxo Asthma Adherence	11/8/99
	$9,550.00		201	Glaxo Revision of Hess II Model	6/30/00

HealthAnswers
	$110,000.00	*	204	Amarin Valuation	6/26/00

HMR
	$100,000.00		125	HMR BGM	9/1/99
	$75,000.00		118	HMR HULK Valuation	9/1/99

IDDS
	$95,000.00	*	1497496	IDDS Pain Valuation 2000 (Paramount)	10/4/00

Janssen
	$34,000.00	*	1315240	Janssen Geodon Update Excel GUI	7/9/01
	$32,500.00		167	Janssen Risperdal GUI	3/1/00
	$22,500.00		214	Janssen Risperdal Rebate Model	7/17/00
	$15.000.00	*	245	Janssen JACC Update	11/22/00
	$3,000.00	*	1314875	Janssen JACC GUI CD Packaging	4/18/01

Lilly
	$23,888.89		0122b	Lilly Medicost Bacleremia	9/1/99
	$23,888.89		0122f	Lilly Medicost Diabetic Metabolic Control	9/1/99
	$23,888.89		0122g	Lilly Medicost Acute Myocardial Infarction	9/1/99
	$23,888.89		0122h	Lilly Medicost Diabetic Claudication	9/1/99
	$23,888.89		0122_	Lilly Medicost Diabetic Neuropathy	9/1/99
	$23,888.89		0122a	Lilly Medicost Sepsis US	9/1/99
	$23,888.89		0122d	Lilly Medicost Non-Small Cell Lung Cancer	.9/1/99
	$23,888.89		0122e	Lilly Medicost Obesity (+/-Type 2 Diabetes)	9/1/99
	$23.888.89		0122c	Lilly Medicost Breast Cancer	9/1/99
	$30,250.00		132	Lilly Depression Medicost	10/29/99

	$30,250.00		137	Lilly Diabetic CAD	11/17/99
	$32,500.00	*	244	Lilly Osteoporosis Medicost	11/0/00

Mallinckrodt
	$100,000.00		202	Mallinckrodt Corporate Business Development	6/20/00
	$60,000.00	*	232	Mallinckrodt Nuclear Imaging Business Development	10/10/00

Novartis
	$25,000.00		231	Novartis Trileptal Managed Care Situation Analys	10/9/00
	$20,000.00	*	1460972	Novartis Onycost model	4/16/01
	$62,500.00	*	1461337	Novartis Patient Flow Model	5/10/01
	$75.000.00	*	1461702	Novartis Cox 189-Treatment of Osteoarthritis, R	5/18/01
	$60,000.00	*	1462067	Novartis Lamasil Meta Analysis Update	7/11/01
	$50,000.00	*	1462432	Novartis Glycemic Control Database Analysis	8/10/01

Paramount
	$60,000.00		109	Paramount Management Valuation	8/1/99

Pfizer
	$100,000.00		112	Pfizer PREVENT Commercial Model Sweden & U	8/1/99
	$103,000.00		119	Pfizer PREVENT Lifetime Cost Analysis US	9/1/99
	$44,000.00		129	Pfizer Cardura Italy	9/1/99
	$13,000.00		121	Pfizer NHANES and OMVIK Posters	9/1/99
	$21,000.00		0141b	Pfizer Cardura Additional Manuscripts - UK	11/1/99
	$9,000.00		142	Pfizer Cardura Abstracts	11/1/99
	$12,000.00		136	Pfizer Prevent and Meta-Methods Dissemination	11/14/99
	$3,000.00		138	Pfizer NHANES ISH Submission	11/20/99
	$5,500.00		140	Pfizer Critique of Clinical Therapeutics Article	11/26/99
	$21,000.00		0141a	Pfizer Cardura Additional Manuscripts - Italy	11/29/99
	$1,800.00		154	Pfizer CHF Economics Review	1/15/00
	$2,080.00		161	Pfizer Norway	2/1/00
	$42,000.00		173	Pfizer HECON Retainer (Avinish)	3/1/00

$ 41,500.00	166	Pfizer International Amlodipine vs. Enalapril	3/1/00
$ 24,000.00	170	Pfizer Anlihypertension Economics	3/1/00
$ 2,500.00	174	Pfizer Training Presentation: Health Eco and Dys	3/1/00
$ 8,000.00	175	Pfizer NHANES ASH presentation	3/17/00
$ 20,000.00	188	Pfizer ISH/ESH Poster	5/1/00
$ 8,500.00	185	Pfizer MSL Slide Kit	5/1/00
$ 18,900.00	193	Pfizer CAPARES US Manuscript	5/22/00
$ 3,000.00	196	Pfizer CAPARES Ex-US Abstract	6/1/00
$ 3.000.00	195	Pfizer Omvik International Abstract	6/1/00
$ 3,000.00	194	Pfizer CAPARES US Abstract	6/1/00
$ 10,000.00	207	Pfizer Prevent ISH Poster	7/6/00
$ 35,000.00*	213	Pfizer PREVENT software re-design	8/10/00
$ 3,000.00	233	Pfizer NHANES Training	9/15/00
$ 33,000.00	236	Pfizer Cardura UK	10/12/00
$ 15,000.00	235	Pfizer ISPOR Europe 2000 Posters	10/13/00
$ 80,000.00*	238	Pfizer Anglogenesis Valuation	10/19/00
$ 25,000.00*	243	Pfizer NHANES Pain Study	11/15/00
$ 12,000.00*	246	Pfizer PREVENT Ex-US Manuscript	11/30/00
$ 55,580.00*	1570545	Pfizer HDL Market Research	1/25/01
$ 3,000.00*	1570910	Pfizer Sweden/UK PREVENT Abstract (ESC)	1/30/01
$ 63,000.00*	1571275	Pfizer Health Economic evaluation of MIRACL	2/9/01
$ 24,500.00*	1571640	Pfizer MIRACL Manuscript	2/9/01
$ 12,000.00*	1572005	Pfizer CAPARES US Poster (ASH 2001)	3/23/01
$ 29,500.00*	1572371	Pfizer budget impact analysis, abstract and manu	5/15/01
$ 1,000.00*	1572736	Pfizer meeting minutes	6/5/01
$ 32,000.00*	1573101	Pfizer MIRACL data analysis	6/25/01
$119,700.00*	1573466	Pfizer Hypertension Control Study at H. Ford	6/26/01
$ 3,750.00*	1573832	Pfizer PREVENT & CAPARES ISPOR Europe Ab	6/26/01
$ 53,500.00*	1574197	Pfizer ISOA muscle healing	7/13/01
$115,000.00*	227	Pfizer Insulin Resistance

Roche
			147	Roche Contracting GUI	12/1/99

RPR
	$150,000.00		126	RPR Taxolere	9/1/99
	$72,500.00		146	Avenlis RPR/INGN 201 Reimbursement / Pricing	12/1/99
	$26,500.00	*	103	RPR Reimbursement of Gliadel	6/1/99
	$22,500.00		104	RPR Gliadel Distribution Network	7/1/99
	$15,000.00		139	RPR Gliadel Cost Comparison	11/23/99

Sanofi
	$35,000.00		157	Sanofi Plavix HEPP	1/17/00
	$26,500.00		156	Sanofi Polysaccharide HEPP	1/17/00
	$22,500.00		187	Sanofi Urate Oxidase Research Plan	5/1/00
	$150,000.00		211	Sanofi Urate Oxidase Pharmacoeconomic Analys	7/25/00
	$67,560.00		251	Sanofi Pre-term Labor Pricing & Market Forecast	12/19/00
	$52,500.00	*	1680483	Sanofi Retainer - HECON Consulting	1/1/01
	$52,000.00	*	1680118	Sanofi Obesity Strategic Plan	1/16/01
	$21,500.00	*	1681213	Sanofi Health Economics Manuscript	3/30/01
	$3,500.00	*	1680848	Sanofi Clinical Manuscript	3/30/01
	$80,000.00	*	1681578	Sanofi Urate Oxidase Software	5/7/01
	$45,500.00	*	1681944	Sanofi Pre term labor Medicost	5/20/01
	$3,500.00	*	650601	Sanofi P.E. Training Session in Savannah	6/7/01
	$100,000.00	*	1682674	Sanofi Penta Software Model	7/25/01
	$21,500.00	*	1683039	Sanofi Leuprogel Backgrounder	7/26/01

SmithKline Beecham
	$22.500.00		0106b	SmithKline Red 0106b - COPD	7/1/99
	$17,500.00		0106a	SmithKline Red 0106a - CRC	7/1/99
	$22,500.00		192	SB Vacine Pricing	5/23/00
	$85,275.00		216	SKB Pricing & Economic Evaluation of Entrasent	8/16/00

Towers Perrin	$180,000.00
			210	Towers Perrin/Serono Phase II-III Clinical Re-eng	7/27/00

Wyeth
	$10,700.00		107	Wyeth Crohn’s Disease Reimbursement Analysis	7/1/99
	$317,000.00		110	Wyeth PCV	8/1/99
	$91,000.00		116	Wyeth Anti-Epileptic “Business Options”	8/1/99
	$124,200.00		123	Wyeth Premarin UK/Belgium Update	9/1/99
	$45,000.00		127	Wyeth San Deigo Sile Recruitment & Analysis	9/1/99
	$34,000.00		128	Wyeth San Diego Meeting	9/1/99
	$7,500.00		145	Wyeth Canada PCV Advisory Board Meeting	11/1/99
	$203,000.00	*	159	Wyeth PCV Expansion - 5 Countries	1/1/00
	$15,000.00		148	Wyeth BMP-2 Situation Analysis	1/5/00
	$10,700.00		149	Wyeth Prevnar France Ad Board	1/5/00
	$10,700.00		150	Wyeth Prevnar Spain Ad Board	1/5/00
	$10,700.00		151	Wyeth Prevnar Germany Ad Board	1/5/00
	$10,000.00		153	Wyeth Prevnar Italy Ad Board	1/5/00
	$35,000.00		158	Wyeth Epilepsy Business Options - Japan	1/17/00
	$117,500.00	*	162	Wyeth PCV Ad Board - 6 additional countries	2/1/00
	$70,100.00		164	Wyeth PCV Switzerland	2/1/00
	$20,200.00		163	Wyeth Switzerland Ad Board	2/1/00
	$14,500.00		165	Wyeth Prevnar ISPOR Poster	3/1/00
	$12,500.00		172	Wyeth Effexor ISPOR Poster	3/1/00
	$55,000.00		182	Wyeth PCV: Mexico	4/1/00
	$10,700.00		181	Wyeth PCV Add BOARD MEXICO	4/1/00
	$9,200.00		180	Wyeth Premarin ISPOR Poster	4/1/00
	$9,100.00		184	Wyeth Prevnar ESPID Poster & Presentation	4/1/00
	$20,700.00		189	Wyeth PCV Employer Software	5/1/00
	$3,000.00		198	Wyeth/Religabine/Presentation Support	6/6/00
	$22,500.00		217	Wyeth Added Features to PCV Software for the U	6/14/00
	$5,250.00		219	Wyeth PCV Presentations in Liege and Berne (SK	6/15/00

$ 1,400.00		218	Wyeth PCV Presentation to Prof. DeWals CETS	6/30/00
$ 40,000.00		212	PCV Economic Backgrounder	8/1/00
$ 4,500.00		225	Wyeth Premarin Washington Presentation	8/29/00
$ 1,200.00		222	Wyeth PCV Presentation to Wyeth Ayerst Canad	9/6/00
$ 7,500.00		221	Wyeth PCV Software Training for Wyeth UK	9/10/00
$ 1,400.00		229	Wyeth PCV Presentation to Ontario Health Autho	9/29/00
$ 175,500.00		247	Wyeth Effexor XR US PE Study - 2001	10/3/00
$ 19,000.00		242	Wyeth PCV CNIC Poster Presentation	10/10/00
$ 2,500.00		237	Wyeth Review of DeWals Manuscript and Respo	10/17/00
$ 1,600.00		252	Wyeth Prof. De Wals Manuscript - Second Revie	1/4/01
$ 3,500.00	*	2045725	Wyeth PCV UK DALY Analysis & ESPID Abstrac	1/10/01
$ 6,500.00	*	2045360	Wyeth PCV Software Training for Wyeth Italy	2/1/01
$ 1,400.00	*	2046090	Wyeth PCV Zurich Orientation Meeting	2/1/01
$ 1,200.00	*	750401	Wyeth PCV PneumoCalc Meeting in Madrid	2/9/01
$ 91,000.00	*	2046455	Wyeth PCV Reference guidance document	3/6/01
$ 3,000.00	*	2047186	Wyeth PCV Retainer (Portugal)	4/13/01
$ 17,500.00	*	2047551	Wyeth Effexor Cost-Effectiveness Analysis Delph	9/10/01

SCHEDULE 3.12

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Absence of Certain Developments

N/A

SCHEDULE 3.13

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Undisclosed Liabilities

Henry Ford Health Systems 9/13/01 $24,550

SCHEDULE 3.14

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Tax Matters

N/A

SCHEDULE 3.15

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Real Property

The company leases 4200 sq ft of office space from 475 Park Ave South Company. Lease term expires 5/31/03. The company also has a security deposit of approximately $120,000 secured by a letter of credit.

SCHEDULE 3.16

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Title to and Condition of Purchased Assets; Necessary Property

N/A

SCHEDULE 3.17

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Intellectual Property

THE ANALYTICA GROUP is a registered trademark owned by Analytica.

A trademark application has been filed for E-DOSSIER.

SCHEDULE 3.18

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Licenses and Permits

N/A

SCHEDULE 3.22

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Litigation

N/A

SCHEDULE 3.23

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Indebtedness to and from Employees

N/A

SCHEDULE 3.25

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Brokers’ Fees

N/A

SCHEDULE 3.27

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Employee Benefit Plans

Medical:	United Healthcare

401K:	Merrill Lynch – Company matches 50% of employee contributions up to a maximum of 3%

Officers Life Insurance – Term Life

Insured	Amount	Annual Premium	Owner
S. Arikian	$12,500,000	$24,700	Analytica

J. Doyle	$7,500,000	$3,300	Analytica

J. Casciano	$5,000,000	$1,775	Analytica

SCHEDULE 3.29

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Medicare and Medicaid; Reimbursement by Payors; Related Legislation and Regulations

N/A

SCHEDULE 3.30

to

AGREEMENT OF MERGER

AND PLAN OF REORGANIZATION

by and among

THE ANALYTICA GROUP, LTD.

AMERICAN PRESCRIPTION PROVIDERS, INC.

AND ANALYTICA ACQUISITION CORP.

Subsidiaries

The Analytica Group, Ltd. (the “Delaware Sub”) is a wholly owned subsidiary of Analytica. It is organized in Delaware and qualified to conduct business in New York and New Jersey. An employee of Analytica has an option to purchase stock in Delaware Sub. The option will be terminated prior to Closing and all shares of Delaware Sub will be owned by Analytica at Closing.

i-Pharma, Inc. is a majority owned subsidiary of Analytica. It is organized in Delaware and qualified to conduct business in New York and New Jersey. An employee of Analytica owns stock in iPharma. All shares of iPharma will be owned by Delaware Sub at Closing.

Analytica Healthcare Research LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

Analytica Valuation Services LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

Analytica Pricing & Reimbursement LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

Analytica Healthcare Strategies LLC is a wholly owned subsidiary of Delaware Sub. It is organized in Delaware and qualified to conduct business in New York.

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.1

CAPITAL STOCK

Accentia, Inc.

Capital Structure

April 1, 2001

Name	Cash Consideration	# of shares	Type of Stock	Par Value	Total Equity
Hopkins Capital Group, LLC	$1.00	1000	Common Stock	$.001	$1.00

Hopkins Capital Group, LLC	$3,750,000.00	3,750,000	Series C Convertible Preferred Stock	$1.00	$3,750,000.00

MOAB Investment, LP	$3,750,000.00	3,750,000	Series C Convertible Preferred Stock	$1.00	$3,750,000.00

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.3

APPROVALS AND CONSENTS

1)	Accentia Board approval.

2)	Sub Board approval.

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.4.1

FINANCIAL STATEMENTS

See the attached unaudited consolidated balance sheet of Accentia as of April 1, 2002.

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.8

MATERIAL CONTRACTS

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.10

ABSENCE OF CERTAIN DEVELOPMENTS

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.11

UNDISCLOSED LIABILITIES

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.12

TAX MATTERS

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.14.1

LIENS

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.14.3

EXCLUDED ASSETS

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.15

INTELLECTUAL PROPERTY

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.16

LICENSES AND PERMITS

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.20

LITIGATION

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.21

INDEBTEDNESS TO AND FROM EMPLOYEES

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.23

BROKERS’ FEES

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.25

EMPLOYEE BENEFIT PLANS

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.27.1

MEDICARE AND MEDICAID JURISDICTIONS

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.27.2

MEDICARE AND MEDICAID PROVIDER NUMBERS

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.27.3

MEDICARE AND MEDICAID

NOTICES OF OFFSETS, APPEALS, AUDITS, ETC.

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.27.4

MEDICARE AND MEDICAID

FAILURE TO FILE

NONE

AMENDED AND RESTATED

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

BY AND AMONG

THE ANALYTICA GROUP, LTD.

ACCENTIA, INC.

AND

THE ANALYTICA GROUP, INC.

SCHEDULE 4.28

CORPORATE ORGANIZATION

1)	The Analytica Group, Inc., a Florida corporation and a wholly-owned subsidiary of Accentia.

2)	Accent Rx, Inc., a Florida corporation and a wholly-owned subsidiary of Accentia.

Exhibit 2.1.1

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS, UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE AND, IF REQUESTED BY THE COMPANY, THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$	April , 2002

FOR VALUE RECEIVED, the undersigned, ACCENTIA, INC., a Florida corporation (the “Company”), hereby promises to pay to                      (the “Lender”), the principal sum of                     , together with interest on the balance of unpaid principal from the date hereof until paid in full at the rate of three and five-eighths percent (3.58%) per annum (the “Loan”). Principal and interest shall be due and payable in one installment on October 12, 2002 (the “Maturity Date”).

All payments of principal and interest shall be made in money of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at 151 Beach 147th Street, Neponsit, NY 11694 (or at such other address as the Lender may from time to time designate by notice to the Company).

This note (the “Note”) is one of the duly authorized notes in the aggregate principal amount of $1,217,391.30 of the Company (collectively, the “Notes”) issued by the Company to the noteholders listed on Exhibit A hereto (the “Additional Noteholders”) pursuant to a certain Amended and Restated Agreement and Plan of Merger dated as of April 3, 2002 by and among the Company, The Analytica Group, Ltd. and The Analytica Group, Inc. The Notes rank equally and ratably without priority over one another. No payment, including any prepayment, shall be made hereunder unless payment, including any prepayment, is made with respect to the other Notes in an amount which bears the same ratio to the then unpaid principal amount of such Notes and accrued and unpaid interest thereon as the payment made hereon bears to the then unpaid principal amount under this Note and accrued and unpaid interest hereon.

Section 1. Prepayment.

1.1 Prepayment. This Note may not be prepaid in full or in part, without the consent of the Lender.

Section 2. Conversion.

2.1 Optional Conversion. On or prior to the Maturity Date, the Lender shall have the option to convert all or part of the outstanding principal amount of this Note plus accrued interest (the “Conversion Amount”) into Series B Convertible Preferred Stock of the Company, having a liquidation preference (Face Value) equal to the Conversion Amount, (“the “Convertible Preferred Stock”).

2.3 Adjustments. In the event that, as a result of reorganization, merger, consolidation, liquidation, recapitalization, split, combination of the Convertible Preferred Stock or distribution of Convertible Preferred Stock by way of dividends, the outstanding Convertible Preferred Stock are at any time increased or decreased or changed into or exchanged for a different number or kind of security of the Company, or of another corporation, then appropriate adjustments in the applicable conversion price provided for in this Section 2 and in the number and kind of such interests shall be made effective as of the date of such occurrence so that the position of the Lender, upon conversion of this Note, will be the same as it would have been had it owned, immediately prior to the occurrence of such events, the Convertible Preferred Stock (as appropriate). Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Lender of each such adjustment.

Section 3. Events of Default. Etc.

3.1 Events of Default. If any one or more of the following events (“Events of Default”) shall happen:

(a) the Company shall default in the payment of all or any part of the principal of or interest on this Note when and as the same shall become due and payable; or

(b) the Company shall default in performance of any material covenant or agreement set forth herein which default is not cured within a period of thirty (30) days after the date on which written notice specifying such default and demanding that the Company remedy the same shall have been delivered to the Company; or

(c) the Company shall:

(i) admit in writing its inability to pay its debts generally as they become due;

(ii) file a petition in bankruptcy under the bankruptcy laws of the United States or any other jurisdiction (as such laws are now or in the future amended) or any admission seeking the relief therein provided;

2

(iii) make an assignment for the benefit of its creditors;

(iv) consent to the appointment of a receiver or trustee for all or a substantial part of its property or to the filing of a petition against it under said bankruptcy laws; or

(v) be adjudicated a bankrupt; or

(d) a proceeding shall have been instituted seeking a decree or order for relief in respect of the Company in an involuntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property and such proceeding shall remain undismissed or unstayed and in effect for a period of ninety (90) days or such court shall enter, a decree or order granting the relief sought in such proceeding; or

(e) a court of competent jurisdiction shall assume custody of or sequester all or substantially all the property of the Company; or

(f) an attachment shall be made on substantially all of the property of the Company.

then in each and every case the unpaid principal of this Promissory Note together with interest accrued to the date of payment shall become immediately due and payable in cash. Upon the occurrence of, and during the continuance of, an Event of Default, the interest rate shall automatically increase by three (3) percentage points per annum.

3.2 Collection Costs. The Company covenants that if default be made in any payment on this Promissory Note, the Company will pay to the Lender such further amount, to the extent lawful, as shall be sufficient to cover the cost and expense of collection, including reasonable compensation to counsel of the Lender for all services rendered in that connection.

3.3 Cumulative Powers. All powers and remedies given hereunder to the Lender shall, to the extent permitted by law, be deemed cumulative and shall not be exclusive of any other powers and remedies available to the Lender hereunder, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Promissory Note, and every power and remedy given hereunder or by law to the Lender may be exercised from time to time, and as often as shall be deemed expedient by the Lender.

Section 4. Miscellaneous.

4.1 No Waiver. No waiver by the Lender of any breach hereof or default hereunder shall be deemed a waiver of any preceding or succeeding breach or default and no failure of the Lender to exercise any right or privilege hereunder shall be deemed a waiver of the Lender’s rights to exercise the same or any other right or privilege at any subsequent time or times.

3

4.2. Notice. Each notice or communication required or permitted hereunder shall be deemed validly given and received if delivered personally or if sent by registered or certified mail, return receipt requested, addressed as follows:

(a)	If to the Lender:

(b)	If to the Company:

Accentia, Inc.

5310 Cypress Center Drive, Suite 101

Tampa, Florida 33609

Attention: R. Scott Jones

With copy to:

Francis E. O’Donnell, Jr., M.D.

709 The Hamptons Lane

Town & Country, Missouri 63017

Fax: (314) 434-7030

or to such other address as the party to whom notice is to be given may subsequently designate by like notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon receipt, if delivered personally, or upon mailing, if given by registered or certified mail, return receipt requested.

4.3 Waiver of Presentment and Notice of Dishonor. The Company and all endorsers, guarantors and any other parties that may be liable under this Promissory Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Promissory Note.

4.4 Usury. Nothing contained in this Promissory Note shall authorize or permit the exaction by the Lender or payment by the Company of interest where the same would be unlawful or prohibited by any applicable law or would violate the applicable usury law of any jurisdiction which is applicable hereto. In any such event, this Promissory Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum permitted by law. Any excess payment shall be applied against the principal amount outstanding under this Promissory Note, or if not permitted to be so applied by applicable law, shall be refunded to the Company.

4

4.5 Assignment; Binding Effect. This Promissory Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

4.6 Governing Law. This Promissory Note shall be construed and enforced in accordance with the laws of the State of Florida without regard to the principles of conflicts of law thereof.

4.7 Headings. The headings of the Sections and subparagraphs of this Promissory Note are inserted for convenience only and shall not constitute a part hereof.

4.8. Counterparts. This Promissory Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Promissory Note shall become effective when each party hereto shall have received counterparts hereof signed by all of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, the Company has duly executed and delivered this Promissory Note as of the date first above written.

ACCENTIA, INC.

By:
David L. Redmond, Secretary and Chief Financial Officer

Address:

Accentia, Inc. 5310 Cypress Center Drive, Suite 101 Tampa, Florida 33609

Signature Page to Convertible Promissory Note

6

Exhibit A

Noteholders and Amount of Each Note

Name	Principal Amount
Steve Arikain	$
John Doyle	$
Julian Casciano	$
Roman Casciano	$

7

EXHIBIT 3A.3

Rule 501 — Definitions and Terms Used in Regulation D

As used in Regulation D, the following terms shall have the meaning indicated:

a.	Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.	Any entity in which all of the equity owners are accredited investors.

b.	Affiliate. An affiliate of, or person affiliated with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

c.	Aggregate offering price. Aggregate offering price shall mean the sum of all cash, services, property, notes, cancellation of debt, or other consideration to be received by an issuer for issuance of its securities. Where securities are being offered for both cash and non-cash consideration, the aggregate offering price shall be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price attributable to cash received in a foreign currency shall be translated into United States currency at the currency exchange rate in effect at a reasonable time prior to or on the date of the sale of the securities. If securities are not offered for cash, the aggregate offering price shall be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Such valuations of non-cash consideration must be reasonable at the time made.

d.	Business combination. Business combination shall mean any transaction of the type specified in paragraph (a) of Rule 145 under the Act and any transaction involving the acquisition by one issuer, in exchange for all or a part of its own or its parent’s stock, of stock of another issuer if, immediately after the acquisition, the acquiring issuer has control of the other issuer (whether or not it had control before the acquisition).

e.	Calculation of number of purchasers. For purposes of calculating the number of purchasers under Rule 505(b) and Rule 506(b) only, the following shall apply:

1.	The following purchasers shall be excluded:

i.	Any relative, spouse or relative of the spouse of a purchaser who has the same principal residence as the purchaser;

ii.	Any trust or estate in which a purchaser and any of the persons related to him as specified in paragraph (e)(1)(i) or (e)(1)(iii)

of this section collectively have more than 50 percent of the beneficial interest (excluding contingent interests);

iii.	Any corporation or other organization of which a purchaser and any of the persons related to him as specified in paragraph (e)(1)(i) or (e)(1)(ii) of this section collectively are beneficial owners of more than 50 percent of the equity securities (excluding directors’ qualifying shares) or equity interests; and

iv.	Any accredited investor.

2.	A corporation, partnership or other entity shall be counted as one purchaser. If, however, that entity is organized for the specific purpose of acquiring the securities offered and is not an accredited investor under paragraph (a)8 of this section, then each beneficial owner of equity securities or equity interests in the entity shall count as a separate purchaser for all provisions of Regulation D, except to the extent provided in paragraph (e)1 of this section.

3.	A non-contributory employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 shall be counted as one purchaser where the trustee makes all investment decisions for the plan.

f.	Executive officer. Executive officer shall mean the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the issuer. Executive officers of subsidiaries may be deemed executive officers of the issuer if they perform such policy making functions for the issuer.

g.	Issuer. The definition of the term issuer in section 2(a)(4) of the Act shall apply, except that in the case of a proceeding under the Federal Bankruptcy Code (11 U.S.C. 101 et seq.), the trustee or debtor in possession shall be considered the issuer in an offering under a plan or reorganization, if the securities are to be issued under the plan.

h.	Purchaser representative. Purchaser representative shall mean any person who satisfies all of the following conditions or who the issuer reasonably believes satisfies all of the following conditions:

1.	Is not an affiliate, director, officer or other employee of the issuer, or beneficial owner of 10 percent or more of any class of the equity securities or 10 percent or more of the equity interest in the issuer, except where the purchaser is:

i.	A relative of the purchaser representative by blood, marriage or adoption and not more remote than a first cousin;

ii.	A trust or estate in which the purchaser representative and any persons related to him as specified in paragraph (h)(1)(i) or

(h)1(iii) of this section collectively have more than 50 percent of the beneficial interest (excluding contingent interest) or of which the purchaser representative serves as trustee, executor, or in any similar capacity; or

iii.	A corporation or other organization of which the purchaser representative and any persons related to him as specified in paragraph (h)(1)(i) or (h)(1)(ii) of this section collectively are the beneficial owners of more than 50 percent of the equity securities (excluding directors’ qualifying shares) or equity interests;

2.	Has such knowledge and experience in financial and business matters that he is capable of evaluating, alone, or together with other purchaser representatives of the purchaser, or together with the purchaser, the merits and risks of the prospective investment;

3.	Is acknowledged by the purchaser in writing, during the course of the transaction, to be his purchaser representative in connection with evaluating the merits and risks of the prospective investment; and

4.	Discloses to the purchaser in writing a reasonable time prior to the sale of securities to that purchaser any material relationship between himself or his affiliates and the issuer or its affiliates that then exists, that is mutually understood to be contemplated, or that has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship.

EXHIBIT 2.1.1 (iii)

TERMS AND CONDITIONS OF ACCENTIA SERIES B CONVERTIBLE PREFERRED

STOCK

Accentia Series B Convertible Preferred Stock shall have the terms and conditions set forth in the amended Articles of Incorporation of Accentia attached hereto as Exhibit 2.1.1(iii).